UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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AmSouth Bancorporation
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 11, 2002

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of AmSouth Bancorporation scheduled for 11:00 A.M., C.D.T., on Thursday, April 18, 2002 at the auditorium of AmSouth Bank in the AmSouth-Harbert Plaza, 1901 Sixth Avenue North, in Birmingham, Alabama. The matters scheduled for consideration at the meeting are described in the attached Notice of Meeting of Shareholders and Proxy Statement.

Your vote is important to us, no matter how many shares you own. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check your proxy card forwarded by AmSouth or your broker or other holder of record to see the options available to you. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously voted your proxy.

Also enclosed is AmSouth’s 2001 Annual Report to Shareholders which contains additional information about AmSouth, including our letter to shareholders and a detailed discussion of our financial performance during the past year. We believe that this information will be useful and informative regarding the current status of your company.

Sin	cerely,

C.	Dowd Ritter
Ch	airman, President and Chief Executive
Of	ficer

Post Office Box 11007
Birmingham, Alabama 35288

NOTICE OF MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 18, 2002

TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the regular Annual Meeting of Shareholders of AMSOUTH BANCORPORATION will be held in the auditorium of AmSouth Bank in the AmSouth-Harbert Plaza, 1901 Sixth Avenue North, in Birmingham, Alabama, on Thursday, April 18, 2002 at 11:00 A.M., C.D.T., for the purpose of considering and voting upon the following matters:

1.	An AmSouth proposal to elect five directors of Class II to serve for a term of three years until the Annual Meeting of Shareholders in 2005 or until their successors are elected and qualify.

2.	An AmSouth proposal to approve the material terms of the Executive Incentive Plan as Amended.

3.	An AmSouth proposal to approve the 1996 Long Term Incentive Compensation Plan as Amended.

4.	A Shareholder Proposal set forth in the Proxy Statement.

5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

Only those shareholders of record at the close of business on February 19, 2002 shall be entitled to receive notice of the meeting and to vote at the meeting.

BY	ORDER OF THE BOARD OF DIRECTORS

March 11, 2002
Ste	phen A. Yoder
Sec	retary

YOUR VOTE IS IMPORTANT

You can vote one of three ways:

(a)    Via the Internet: Visit the web site listed on your proxy card to vote via the Internet.

(b)    By Telephone: Call the toll-free number listed on your proxy card to vote by phone.

(c)    By Mail: Mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

PROXY STATEMENT
DATED MARCH 11, 2002
AmSouth Bancorporation
P.O. Box 11007, Birmingham, Alabama 35288
For Annual Meeting of Shareholders
To be Held on April 18, 2002

GENERAL

We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of AmSouth Bancorporation (AmSouth or the Corporation or the Company) for the 2002 Annual Meeting of Shareholders to be held on April 18, 2002 and any adjournment or adjournments thereof.

We are mailing this Proxy Statement, together with a form of proxy and voting instruction card (proxy card) and the Company’s annual report for the year ended December 31, 2001, or otherwise making them available through electronic delivery, starting on or about March 15, 2002, to shareholders entitled to vote at the meeting.

Shareholders Entitled to Vote at the Meeting

If you are a registered shareholder at the close of business on the record date, February 19, 2002, you are entitled to receive this notice and to vote at the meeting. There were 367,132,885 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the meeting for each share of AmSouth common stock you own.

Electronic Access to Proxy Materials and Annual Report

Shareholders can elect to view future AmSouth Bancorporation proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save AmSouth the cost of producing and mailing these documents. If you already have internet access, there will be no additional charge for you to have electronic access via the internet to our proxy materials and annual report.

If you are a registered shareholder, you can choose to receive future annual reports and proxy statements electronically by following the prompt if you choose to vote over the Internet. If you hold your AmSouth stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Shareholders who choose to view future proxy statements and annual reports over the Internet will receive an e-mail with instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.

If you enroll to view AmSouth’s future annual reports and proxy statements electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future shareholders’ meetings unless you cancel it. To cancel, registered shareholders should access http://www.investordelivery.com and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy card. If you hold your AmSouth stock in nominee name, check the information provided by your nominee for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 or call us at 205-326-4801.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission (SEC) has issued rules regarding the delivery of proxy statements and information statements to households. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses and other disclosure documents of a particular company that would otherwise be mailed in separate envelopes to more than one person at a shared address may be mailed as one copy in one envelope addressed to all holders at that address. In accordance with that rule, AmSouth began householding all annual reports and proxy and information statements effective June 1, 2001.

If you are a new registered shareholder since the record date for our 2001 Annual Meeting and you choose not to have your annual reports and proxy and information statements sent to a single household address as described above, you must opt-out by marking the designated box on the enclosed proxy card. If you are a registered shareholder and if you choose to opt-out of the householding program at a future date, please write to Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 or call us at 205-326-4801 and we will cease householding your annual reports and proxy and information statements within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be householded until we notify you otherwise. However, if at any time you would like a separate copy of the annual report or proxy statement, please write or call us at the address or phone number shown above, and we will deliver it promptly.

If you own your AmSouth stock in nominee name (such as through a broker), information regarding householding of disclosure documents should be forwarded to you by your broker.

How to Vote Your Shares

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote one of three ways:

•
Vote by Internet: You can choose to vote your shares at any time over the Internet site listed on your proxy card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on the enclosed proxy card. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offers access to the World Wide Web. If you already have Internet access, there will be no additional charge for you to have electronic access via the Internet to our proxy materials and annual report. AmSouth does not charge any separate fees for access to its web site. If you vote via the Internet, you do not need to return your proxy card.

•
Vote By Telephone: You can also vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on your proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.

•	Vote by Mail: If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Shareholders who hold their shares beneficially in street name through a nominee (such as a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the meeting by:

•	Properly executing and delivering a later-dated proxy (including a telephone or Internet vote);

•	Voting by ballot at the meeting; or

•	Sending a written notice of revocation to the inspectors of election in care of the Corporate Secretary of AmSouth at the address listed above.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $12,500 plus the reimbursement of any out-of-pocket expenses incurred. It is possible that Morrow & Co. may be paid additional fees depending upon the services rendered.

In accordance with the SEC and the New York Stock Exchange rules, AmSouth will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of AmSouth common stock.

Other Matters

The Board of Directors does not know of any matters that may be brought before the Annual Meeting other than as listed in the Notice of Meeting. If any other matters are properly introduced at the Annual Meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed Proxy will vote on such matters in accordance with their discretion.

The Board’s Recommendations

If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

•	FOR the election of the five nominees as directors (see pages 5–13):

•	FOR the approval of the material terms of the Executive Incentive Plan, as amended (see pages 23-24):

•	FOR the approval of the 1996 Long Term Incentive Compensation Plan, as amended (see pages 24–31): and

•	AGAINST the shareholder proposal (see pages 31-33).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Shares of common stock, $1.00 par value per share, are the only authorized securities of AmSouth entitled to vote, and each outstanding share is entitled to one vote. Only holders of record of common stock at the close of business on February 19, 2002 will be entitled to vote at the Annual Meeting. AmSouth is currently authorized to issue up to seven hundred and fifty million (750,000,000) shares of such common stock. As of February 19, 2002, there were 367,132,885 shares of common stock of AmSouth issued, outstanding and entitled to vote.

Shareholders who are participants in AmSouth’s Dividend Reinvestment and Common Stock Purchase Plan (the DRP) and/or are AmSouth employees who participate in the AmSouth Stock Fund of the AmSouth Thrift Plan will find that the enclosed Proxy Card shows the total of the number of any shares held by them in their own names (but not in street name through a broker) as well as those shares, including fractions of shares, held on their behalf by the agent for the DRP and/or the trustee for the Thrift Plan.

Voting in one of the ways previously described will allow voting of all shares, including those held by the DRP agent and the trustee for the Thrift Plan. Except with respect to the election of directors, the trustee for the Thrift Plan may, in its discretion, under the terms of the Thrift Plan, vote shares for which no directions have been received.

STOCK OWNERSHIP

At December 31, 2001 no person was known to the management of AmSouth to be the beneficial owner of more than five percent of AmSouth’s outstanding common stock. The following table reflects the number of shares of AmSouth common stock (rounded to the nearest whole number) beneficially owned by (i) each director and nominee for director of AmSouth, (ii) the four most highly compensated executive officers who are not also directors (listed in the table under the heading Certain Executive Officers) and (iii) the directors, nominees and executive officers of AmSouth as a group.

All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to receive shares of AmSouth stock instead of cash when the deferred amounts are paid. Therefore, the ultimate value of the amounts deferred will be tied to the performance of AmSouth stock. As of February 19, 2002, the directors as a group held 79,442 shares of such deferred stock. Executive officers of AmSouth may make a similar election to defer receipt of bonuses and to receive shares of AmSouth stock when the deferred amounts are paid. Such stock, whether attributable to deferrals by directors or by executive officers, is hereinafter referred to as Deferred Stock.

	AmSouth Shares Beneficially Owned(1) As of February 19, 2002

Person, Group or Entity	Sole Power(2)		Shared Power(3)	Aggregate	Percent of Total Outstanding
DIRECTORS AND NOMINEES
J. Harold Chandler	42,838			42,838	*
James E. Dalton, Jr.	22,925			22,925	*
Earnest W. Deavenport, Jr.	55,023			55,023	*
Rodney C. Gilbert	39,019			39,019	*
Elmer B. Harris	25,024		13,112	38,136	*
Martha R. Ingram	75,955			75,955	*
Victoria B. Jackson	20,179		830	21,009	*
Ronald L. Kuehn, Jr.	39,941		240	40,181	*
James R. Malone	21,202		6,750	27,952	*
Charles D. McCrary	780			780	*
Claude B. Nielsen	26,609		3,536	30,145	*
Benjamin F. Payton	23,146			23,146	*
C. Dowd Ritter	1,766,271	(4)	19,333	1,785,604	*

CERTAIN EXECUTIVE OFFICERS
Sloan D. Gibson	660,032	(5)	13,757	673,789	*
W. Charles Mayer, III	453,270	(6)	13,905	467,175	*
Beth E. Mooney	220,364	(7)		220,364	*
E.W. Stephenson, Jr.	386,938	(8)	64,000	450,938	*
Directors, Nominees and Executive Officers as a group (consisting of 22 persons)	4,937,189	(9)	145,216	5,082,405	1.4%

* Less than one percent
Notes
(1)
The number of shares reflected are shares which under applicable regulations of the SEC are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is divided, where applicable, into two categories: shares as to which voting/investment power is held solely, and shares as to which voting/investment power is shared.

(2)
Unless otherwise indicated in the following notes, if a beneficial owner is shown as having sole power, the owner has sole voting and sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power and shared investment power. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition. The amounts in this column include (a) shares of Deferred Stock held by the following directors in the amounts (rounded) shown: Chandler—11,912; Dalton—3,959; Deavenport—5,824; Gilbert—19,130; Harris—11,153; Ingram—2,478; Jackson—923; Kuehn—11,527; Malone—4,785; McCrary—580; Nielsen—6,051; and Payton—1,120; and (b) stock options for 11,450 shares for each of directors Chandler, Dalton, Gilbert, Harris, Jackson, Kuehn, Malone, Nielsen and Payton, stock options for 20,989 shares for director Deavenport, and stock options for 35,957 shares for director Ingram. These are options that can be exercised within 60 days. Option information for director Ritter is in footnote (4). For directors and executive officers, shares of Deferred Stock are held under deferred compensation plans and have no voting rights. Some individuals are beneficial owners of shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan. The individual has sole voting power, but no direct power of disposition over the shares held in the Stock Fund, but can elect to move monies in and out of the Fund and/or change the amount of contributions, thereby affecting the individual’s balance in the Fund.

(3)
This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee or executive officer, as to all of which beneficial ownership is disclaimed by the respective director, nominee and executive officer.

(4)
Includes 861,112 shares which could be acquired within 60 days pursuant to stock options, 420,000 shares of restricted stock and 85,287 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(5)
Includes 372,681 shares which could be acquired within 60 days pursuant to stock options, 110,000 shares of restricted stock, 9,140 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan and 89,013 shares of Deferred Stock.

(6)	Includes 249,868 shares which could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock and 9,923 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(7)	Includes 135,000 shares which could be acquired within 60 days pursuant to stock options, 85,000 shares of restricted stock and 364 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(8)	Includes 230,099 shares that could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock and 3,575 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(9)
131,502 of these shares are held by the AmSouth Stock Fund of the AmSouth Thrift Plan, 1,000,000 of these shares are restricted stock, 2,430,920 of these shares could be acquired within 60 days pursuant to stock options and 170,217 are shares of Deferred Stock.

As of February 19, 2002, AmSouth held 51,178,145 shares of its common stock as Treasury shares.

ELECTION OF DIRECTORS
(Proposal 1 on Proxy Card)

General

Under AmSouth’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with the term of office of each class expiring in successive years. AmSouth’s Bylaws provide that the number of directors will be fixed from time to time by the vote of two-thirds of the directors then in office who have been elected by the shareholders. The current number of directors is 13. The terms of Class II Directors expire at this Annual Meeting. The terms of Class III and Class I Directors will expire in 2003 and 2004, respectively.

The Board of Directors is recommending the election to Class II of directors J. Harold Chandler, James E. Dalton, Jr., Earnest W. Deavenport, Jr., Elmer B. Harris and James R. Malone. Each of the Class II Directors elected at this Annual Meeting will serve three-year terms expiring at the 2005 Annual Meeting of Shareholders or until his respective successor is elected and qualified, except as provided in the Bylaws.

Proxies solicited by the Board of Directors will be voted for the election of the nominees named above, unless you withhold your vote. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, if any one of them should become unavailable, the Board of Directors may reduce the size of the board or designate a substitute. If the board designates a substitute nominee, shares represented by proxies will be voted for the substitute nominee.

The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow. The directorships shown are with corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940. Each of the directors of AmSouth is also a director of AmSouth Bank, a wholly-owned subsidiary of AmSouth.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING FIVE NOMINEES FOR ELECTION AS A DIRECTOR:

NOMINEES FOR TERMS EXPIRING IN 2005 (CLASS II)

Name	Age	Director Since	Principal Occupation for Past 5 years	Other Directorships

J. Harold Chandler	52	1995
Chairman of the Board, President and Chief Executive Officer, November 1999 to date, and President and Chief Operating Officer, June 1999 to November 1999, UnumProvident Corporation (insurance company); Chairman of the Board, April 1996 to June 1999, and President and Chief Executive Officer, November 1993 to June 1999, Provident Companies, Inc. (insurance company)
				Herman Miller, Inc. UnumProvident Corporation
James E. Dalton, Jr.	59	1998	President and Chief Executive Officer, 1990 to May 2001, Quorum Health Group, Inc. (hospital ownership and management company)	US Oncology, Inc. Universal Health Realty Income Trust Select Medical Corporation Triad Hospitals, Inc. Genesis Health Ventures, Inc.
Earnest W. Deavenport, Jr.	63	1999	Chairman of the Board and Chief Executive Officer, 1994 to December 2001, Eastman Chemical Company (manufacturer of plastic, chemical and fiber products)	Milliken and Company Theragenics Corp. King Pharmaceuticals, Inc.
Elmer B. Harris	62	1989*
Chairman and Chief Executive Officer, January 2002 to date, Center for Public Policy (non-profit center dedicated to education of Alabama citizens on public policy issues); President and Chief Executive Officer, 1989 to May 2001, Chairman and Chief Executive Officer, May 2001 to October 2001 and Chairman of the Board, October 2001 to January 2002, all of Alabama Power Company (public utility)

James R. Malone	59	1994
Chairman of the Board, 1996 to date, and Chief Executive Officer, 1997 to date, HMI Industries, Inc. (producer of cleaners for residential and commercial use and other industrial manufactured products); Managing Director and founding principal, 1999 to date, Bridge Associates LLC (financial and business restructuring and consulting firm)
				Ametek, Inc. HMI Industries, Inc.

*    During the period May-November 1995, Mr. Harris was a board member of a subsidiary bank but was not a member of the Board of AmSouth.

                                       J. Harold Chandler                                            James E. Dalton, Jr.

                                        Earnest W. Deavenport, Jr.                             Elmer B. Harris

                                                                                                                    James R. Malone

DIRECTORS WHOSE TERMS EXPIRE IN 2003 (CLASS III)

Name	Age	Director Since	Principal Occupation for Past 5 Years	Other Directorships

Martha R. Ingram	66	1999	Chairman of the Board, 1995 to date, Ingram Industries, Inc. (diversified transportation and energy company, distributor of consumer products and a non–standard automobile insurance company)	Baxter International, Inc. Ingram Industries, Inc. Ingram Micro, Inc. Weyerhauser Company
Ronald L. Kuehn, Jr.	66	1986
Chairman of the Board, October 1999 through 2000, El Paso Energy Corporation (diversified energy company); Chairman of the Board, President and Chief Executive Officer, April 1986 to October 1999, Sonat Inc. (diversified energy holding company)
				Dun & Bradstreet Corporation El Paso Corporation Praxair, Inc. Transocean Sedco Forex, Inc.
Charles D. McCrary	50	2001
President and Chief Executive Officer, October 2001 to date, President and Chief Operating Officer, April 2001 to October 2001, and Executive Vice President, April 1994 to March 1998, all of Alabama Power Company (public utility); President, June 1998 to April 2001, Southern Company Generation and Energy Marketing (and certain predecessor companies) (affiliate of public utility); and Executive Vice President, March 1998 to June 1998, Fossil/Hydro Group of Southern Company Services (affiliate of public utility)
				Alabama Power Company
C. Dowd Ritter	54	1993
Chairman of the Board of AmSouth, September 1996 to October 1999 and January 2001 to date, and of AmSouth Bank, September 1996 to date; President and Chief Executive Officer, January 1996 to date, AmSouth and AmSouth Bank
				Alabama Power Company

                                      Martha R. Ingram                                              Ronald L. Kuehn, Jr.

                                      Charles D. McCrary                                             C. Dowd Ritter

DIRECTORS WHOSE TERM EXPIRE IN 2004 (CLASS I)

Name	Age	Director Since	Principal Occupation for Past 5 Years	Other Directorships

Rodney C. Gilbert	62	1994
President and Chief Executive Officer, January 1999 to date, RCG Consulting, LLC (general business consultant); Chairman of the Board and Chief Executive Officer, March 1998 to October 1998, Enfinity Corporation (HVAC, energy and indoor environmental services); President and Chief Executive Officer, 1993 to March 1997, Rust International Inc. (provider of engineering and environmental and infrastructure consulting services and other on-site industrial and related services)

Victoria B. Jackson	47	1997
President and Chief Executive Officer, June 2000 to date, Victoria Bellé, Inc. (specialty gifts retailer); Consultant, February 1999 to February 2000, and President and Chief Executive Officer, 1977 to January 1999, DSS/ProDiesel, Inc. (manufacturer and remanufacturer of major transportation equipment components)
				ArvinMeritor, Inc. PepsiAmericas, Inc.
Claude B. Nielsen	51	1993	President and Chief Executive Officer, 1991 to date, Coca-Cola Bottling Company United, Inc. (soft drink bottler)	Colonial Properties Trust
Benjamin F. Payton	69	1983	President, Tuskegee University, 1981 to date	Morrison Management Specialists, Inc. Praxair, Inc. Ruby Tuesday, Inc. The Liberty Corporation

                                      Rodney C. Gilbert                                             Victoria B. Jackson

                                        Claude B. Nielsen                                              Benjamin F. Payton

The Board of Directors

The full Board of Directors met nine times during 2001. To assist it in carrying out its work, the Board of Directors has the following standing committees: Audit and Community Responsibility; Executive Compensation; Director Affairs; Finance and Employee Benefits; Strategic Planning; and an Executive Committee.

Audit and Community Responsibility Committee

The Audit and Community Responsibility Committee (the Audit Committee) currently consists of Directors Claude B. Nielsen (Chairman), James E. Dalton, Jr., Martha R. Ingram, Victoria B. Jackson, Ronald L. Kuehn, Jr. and Benjamin F. Payton. This committee is charged by the Board of Directors with several major functions, including to oversee the audit and examination of the financial condition of AmSouth and to consider and review AmSouth’s policies addressing various internal control matters. In performing these functions, the committee met four times during 2001.

Executive Compensation Committee

This committee is composed of Directors J. Harold Chandler (Chairman), Rodney C. Gilbert, Elmer B. Harris, Martha R. Ingram, James R. Malone and Claude B. Nielsen and met four times during 2001. The committee is charged with the administration of AmSouth’s compensation plans for senior management.

Director Affairs Committee

This committee reviews potential nominees and recommends new directors. The members of the committee are Directors Benjamin F. Payton (Chairman), J. Harold Chandler, Earnest W. Deavenport, Jr., Victoria B. Jackson, Ronald L. Kuehn, Jr. and Charles D. McCrary. The committee is also charged with reviewing the structure of the Board and its operation and recommending changes where appropriate. Procedures whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of AmSouth are described below in the “Miscellaneous Information” section of this Proxy Statement. The committee met three times during 2001.

Finance and Employee Benefits Committee

This committee is composed of Directors Elmer B. Harris (Chairman), James E. Dalton, Jr. and Earnest W. Deavenport, Jr. The committee approves financial and investment policies and oversees various aspects of AmSouth’s broad-based employee benefit plans. The committee met three times during 2001.

Strategic Planning Committee

This committee addresses the mission and strategic plans of AmSouth and significant issues and opportunities that affect that strategy. The committee also reviews AmSouth’s plans for succession and management development and the performance of the Chief Executive Officer. Director Kuehn is Chairman of this committee, which is composed of all directors other than Mr. Ritter. The committee met twice during 2001.

Executive Committee

This committee has the power to exercise all of the authority of the Board of Directors, to the extent allowed by law, and is specifically given the authority, among other things, to declare dividends. The current members of the committee are Directors C. Dowd Ritter (Chairman), J. Harold Chandler, Elmer B. Harris, Ronald L. Kuehn, Jr., Claude B. Nielsen and Benjamin F. Payton. The committee did not meet during 2001.

Audit Committee Report

The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent, as required by applicable listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on July 19, 2001.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements, with management and Ernst & Young LLP, AmSouth’s independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. See the discussion under “Independent Public Accountants” on page 33.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in AmSouth’s Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the SEC.

Submitted by the Audit Committee:

Claude B. Nielsen, Chairman
James E. Dalton, Jr.
Martha R. Ingram
Victoria B. Jackson
Ronald L. Kuehn, Jr.
Benjamin F. Payton

Director Attendance

During 2001, all incumbent directors of AmSouth attended at least 75 percent of the total number of meetings of the Board of Directors and meetings of the committees of which they were members.

Section 16(a) Beneficial Ownership Reporting Compliance

AmSouth is not aware of any instance during 2001 in which directors or executive officers of AmSouth failed to make timely filings required by Section 16(a) of the Securities Exchange Act of 1934 other than Director Jackson inadvertently underreporting 630 shares owned by her spouse on one Form 4 and one Form 5. AmSouth has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

Certain Relationships, Related Transactions and Legal Proceedings

Certain directors and executive officers of AmSouth and AmSouth Bank, and certain associates and members of the immediate families of these individuals, were customers of, and had loan transactions with, AmSouth Bank in the ordinary course of business during 2001. In addition, certain of the foregoing are or have been executive officers or 10 percent or more shareholders in corporations, or members of partnerships, which are customers of AmSouth Bank and which have had loan transactions with AmSouth Bank in the ordinary course of business. In the opinion of the management of AmSouth, all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and corporations and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions of a similar nature will, in all probability, occur in the future in the ordinary course of business.

Director James R. Malone served as Chief Executive Officer from 1997 until March 1998 and as Chairman of the Board from 1997 until February 1999 of Bliss Manufacturing Company,  a former subsidiary of HMI Industries, Inc. (HMI) and renamed Bliss Technologies Inc. after its sale by HMI in 1998 (Bliss). In January 2000, Bliss filed a petition in the United States Bankruptcy Court in Detroit, Michigan under Chapter 11 of the Bankruptcy Act.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides summary information concerning compensation paid by AmSouth and its subsidiaries to its Chief Executive Officer and each of the four other most highly compensated executive officers of AmSouth at December 31, 2001 (hereinafter referred to as the named executive officers), for the fiscal years ended December 31, 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE

		Annual Compensation									Long Term Compensation
											Awards					Payouts
Name and Principal Position	Year	Salary($)			Bonus($)			Other Annual Compensation ($)(1)			Restricted Stock Award(s) ($)(2)			Securities Underlying Options (#)		LTIP Payouts($)			All Other Compensation($)
C. Dowd Ritter Chairman, President & Chief Executive Officer, AmSouth & AmSouth Bank	2001 2000 1999	$ $ $	945,000 900,000 789,167		$ $ $	1,814,400 810,000 1,183,750		$ $ $	163,191 2,696,166 155,521		$ $ $	5,446,400 0 2,468,750		625,000 884,265 400,000		$ $ $	0 6,239,399 0		$ $ $	210,169 100,037 93,387	(3)

Sloan D. Gibson Vice Chairman, Chief Financial Officer & Finance and Credit Group Head	2001 2000 1999	$ $ $	440,000 410,000 362,500		$ $ $	497,200 272,650 562,500		$ $ $	178,154 31,749 49,346		$ $ $	1,872,200 0 0		190,000 254,658 150,000		$ $ $	0 1,663,906 0		$ $ $	174,050 27,442 236,993	(3)

E. W. Stephenson, Jr. Senior Executive Vice President & Florida and Mississippi Banking Group Head	2001 2000 1999	$ $ $	400,000 370,000 346,250		$ $ $	376,000 228,660 346,250		$ $ $	63,485 53,255 56,620		$ $ $	1,276,500 0 0		135,000 140,718 100,000		$ $ $	0 1,663,906 0		$ $ $	28,810 27,010 42,667	(3)

Beth E. Mooney Senior Executive Vice President & Tennessee and North Louisiana Banking Group Head	2001 2000 1999	$ $ $	345,000 193,769 (*	)	$ $ $	369,150 200,000 (*	)	$ $ $	31,604 95,167 (*	)	$ $ $	1,276,500 180,625 (*	)	135,000 100,000 (*	)	$ $ $	0 0 (*	)	$ $ $	20,700 96,601 (*	(3) )

W. Charles Mayer, III Senior Executive Vice President & Alabama/South Louisiana and Commercial Banking Group Head	2001 2000 1999	$ $ $	355,000 325,000 305,208		$ $ $	323,050 200,850 286,896		$ $ $	47,849 44,334 44,253		$ $ $	1,276,500 0 0		135,000 140,718 100,000		$ $ $	0 1,663,906 0		$ $ $	26,500 24,700 23,213	(3)

* Ms. Mooney was not employed by AmSouth during 1999

(1)
These amounts include tax gross-ups and perquisites such as club dues, auto allowances, supplemental long term disability insurance and financial planning assistance. In the case of Mr. Gibson, this includes tax gross-ups in the amount of $130,134 primarily related to relocation expenses.

(2)
As described in the Executive Compensation Committee Report on Executive Compensation, the named executive officers were granted shares of restricted stock in 2001 that do not vest until retirement. Prior to this grant there was no other component of compensation expressly targeted at long–term retention. Full legal ownership of these shares does not vest until retirement, and they will be forfeited if an executive’s employment is terminated prior to retirement by him or her voluntarily or involuntarily by AmSouth, except in the case of a change in control, death or disability. The amounts shown in the table above reflect the market value at date of grant, as required by SEC rules. Dividends are paid on all restricted shares.

The following table provides information about restricted shares unreleased as of December 31, 2001.

Name	Aggregate # of Restricted Shares Held	Value Based on Year End Stock Price of $18.90
Ritter	420,000	$7,938,000
Gibson	110,000	$2,079,000
Stephenson	75,000	$1,417,500
Mooney	85,000	$1,606,500
Mayer	75,000	$1,417,500

None of the restricted stock awards listed in the Summary Compensation Table or in the Footnote Table above had an original vesting schedule of less than three years, although vesting is accelerated upon the conditions previously noted.

(3)	These amounts reflect Company Matching contributions to the AmSouth Thrift Plan and Supplemental Thrift Plan and payouts related to the former Profit Sharing Plan as shown below.

Name	Company Match Thrift	Prior Profit Sharing Plan
Ritter	$56,700	$7,670
Gibson	$26,400	$0
Stephenson	$24,000	$4,810
Mooney	$20,700	$0
Mayer	$21,300	$5,200

In the case of Mr. Ritter, the amount shown in the Summary Compensation Table also includes the Company’s share of the annual premium paid in the amount of $145,799 for the split dollar life insurance under which he is covered. The amount shown in the Summary Compensation Table includes a relocation payment in the amount of $147,650 for Mr. Gibson.

Stock Options

The following table contains information regarding the grant of stock options to the named executive officers during 2001. The table sets forth the number of stock options granted at fair market value during 2001. As required by applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2011 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of 5% and 10% would result in stock prices in the year 2011 of approximately $27.72 and $44.15, respectively. The amounts shown in the table as potential realizable values for all shareholders’ stock (approximately $3.2 billion and $9.2 billion), represent the corresponding increases in the market value of shares of the common stock outstanding as of December 31, 2001. No gain to the named executives is possible without an increase in stock price, which would benefit all shareholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

In 2000, the named executives received a type of performance-based options called truncating stock options. These options carry greater risk than traditional options as the period of time that will be available to exercise depends on AmSouth’s performance against long-term goals. At least one-half of these grants to the named executive officers will likely expire in March 2003 instead of expiring in 2010, as normal option grants would.

In addition, as discussed in the section on the proposed amendments to the 1996 Long Term Incentive Compensation Plan (see below), if the amendments are adopted the amount of value delivered to Plan participants in the form of stock options would be decreased, and new Performance Units would be granted. These Units are performance-based and carry greater risk than stock options. Therefore, in two of the last three years a significant portion of the long-term compensation of senior management is in the form of performance-related grants that have greater risk for executives than traditional grants because they depend on meeting specific performance goals and not just on a general improvement in the market. Moreover, the potential dilution of AmSouth shares outstanding as a result of option grants at AmSouth is lower than at many of its Peer Banks. Dilution is further managed by AmSouth’s practice of issuing repurchased shares to meet its benefit plan requirements, rather than using newly issued shares.

OPTION GRANTS IN LAST FISCAL YEAR*

Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	If stock price at $27.72 in 2011 5%($)	If stock price at $44.15 in 2011 10% ($)
All Shareholders’ Stock Appreciation	NA	NA	NA	NA	$3,203,345,868	$9,164,993,327
C. Dowd Ritter	625,000	10.6%	$17.02	February 1, 2011	$6,689,875	$16,953,438
Sloan D. Gibson	190,000	3.2%	$17.02	February 1, 2011	$2,033,722	$5,153,845
E. W. Stephenson, Jr.	135,000	2.3%	$17.02	February 1, 2011	$1,445,013	$3,661,943
Beth E. Mooney	135,000	2.3%	$17.02	February 1, 2011	$1,445,013	$3,661,943
W. Charles Mayer, III	135,000	2.3%	$17.02	February 1, 2011	$1,445,013	$3,661,943

*
These stock options were granted in February 2001 and vest one year from the date of grant and remain exercisable until the tenth anniversary of the grant date. However, vesting accelerates upon death, disability, retirement or a change in control of AmSouth. The exercise price is equal to the closing price of AmSouth common stock on the New York Stock Exchange on the date of grant.

Option Exercises and Holdings

The following table provides information concerning the exercise of stock options during 2001 by the named executive officers and the unexercised stock options held by them at December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In-the-Money Options at FY-End($)
Name	Shares Acquired on Exercise (#)	Value Realized* ($)	Exercisable/Unexercisable	Exercisable/Unexercisable*

C. Dowd Ritter	0	$0	236,112/1,909,265	$2,058,076/$3,684,102
Sloan D. Gibson	10,125	$102,161	182,681/ 494,658	$749,238/$ 1,079,792
E. W. Stephenson, Jr.	37,780	$316,043	95,099/ 309,051	$197,034/$ 653,087
Beth E. Mooney	0	$0	0/ 235,000	$0/$ 337,550
W. Charles Mayer, III	0	$0	114,868/ 309,051	$400,461/$ 653,087

*	Market value of underlying securities at exercise or year-end, as applicable, minus the exercise price.

Retirement Plan

The following table shows the estimated annual benefits payable at normal retirement age (age 65) under AmSouth’s qualified defined benefit Retirement Plan, as well as under a nonqualified Supplemental Retirement Plan. This supplemental plan provides benefits that would otherwise be denied participants under the qualified Retirement Plan because of Internal Revenue Code limitations on qualified plan benefits, as well as additional benefits that serve to strengthen the competitiveness of AmSouth’s overall executive compensation program. Participants vest in the plans after five years of service.

PENSION PLAN TABLE

	Years of Service
Average Annual Covered Compensation	10	15	20	25	30
$ 200,000	$33,070	$49,604	$66,139	$83,220	$100,665
300,000	51,070	76,604	102,139	128,220	154,665
400,000	69,070	103,604	138,139	173,220	208,665
500,000	87,070	130,604	174,139	218,220	262,665
600,000	105,070	157,604	210,139	263,220	316,665
700,000	123,070	184,604	246,139	308,220	370,665
800,000	141,070	211,604	282,139	353,220	424,665
900,000	159,070	238,604	318,139	398,220	478,665
1,000,000	177,070	265,604	354,139	443,220	532,665
1,100,000	195,070	292,604	390,139	488,220	586,665
1,200,000	213,070	319,604	426,139	533,220	640,665
1,300,000	231,070	346,604	462,139	578,220	694,665
1,400,000	249,070	373,604	498,139	623,220	748,665
1,500,000	267,070	400,604	534,139	668,220	802,665
1,600,000	285,070	427,604	570,139	713,220	856,665
1,700,000	303,070	454,604	606,139	758,220	910,665
1,800,000	321,070	481,604	642,139	803,220	964,665
1,900,000	339,070	508,604	678,139	848,220	1,018,665
2,000,000	357,070	535,604	714,139	893,220	1,072,665
2,100,000	375,070	562,604	750,139	938,220	1,126,665
2,200,000	393,070	589,604	786,139	983,220	1,180,665
2,300,000	411,070	616,604	822,139	1,028,220	1,234,665
2,400,000	429,070	643,604	858,139	1,073,220	1,288,665

Pursuant to Mr. Ritter’s Employment Agreement with AmSouth, if he remains chief executive officer until he is 55, he will receive a total retirement benefit ranging from 42 percent to 60 percent of his Final Average Pay (as defined), depending on the age at which he retires. The benefits shown in the table above are not subject to any deduction for Social Security benefits or other offset amounts. The compensation covered by the plans covering the named executive officers is the base salary plus bonus earned for the year by the executive. The amount of the retirement benefit is determined by the length of the retiree’s credited service under the plans and the annual average covered compensation, which is the base salary plus bonus for the retiree for the highest five consecutive calendar years of earnings out of the last ten years worked. The full years of credited service under the plans for the named executive officers are as follows: Ms. Mooney: 2 years; Mr. Gibson: 9 years; Mr. Mayer: 23 years; Mr. Ritter: 29 years; and Mr. Stephenson: 26 years. For purposes of calculating the benefit provided under the plans, credited service in excess of 30 years is disregarded. Benefits shown are computed as a straight life annuity beginning at age 65.

Compensation of Directors

Fees

Non-employee directors of AmSouth are paid a fee of $6,000 per calendar quarter ($7,250 for Committee Chairmen) during which the director has served. In addition, each such director is paid a fee of $1,500 for each meeting of the Board and $1,000 for each committee meeting in which the director participates. Individual directors may, at their option, elect to defer the receipt of directors’ fees, and the deferred amounts are deemed invested in AmSouth common stock. All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to invest these fees in Deferred Stock of AmSouth.

Director Stock Purchase Program

Under AmSouth’s Director Stock Purchase Program, directors who own less than 5,000 shares of AmSouth stock and are not within three years of scheduled retirement from the Board are required to use at least one quarterly retainer each 15 months to purchase AmSouth stock. This requirement may also be fulfilled by the deferral of fees that are invested in Deferred Stock as described in “Fees” above.

Stock Option Plan for Outside Directors

Each non-employee director of AmSouth is eligible to be granted stock options under the Stock Option Plan for Outside Directors. The Plan provides that options will have an exercise price equal to the fair market value of AmSouth common stock on the date the options are granted. During 2001, each non-employee director (other than Mr. McCrary who joined the Board late in 2001) was granted options to purchase 7,700 shares of AmSouth common stock, all of which vest one year from the date of grant.

Employment Contract and Change-in-Control Agreements

In 1999, AmSouth entered into an employment agreement (the Agreement) with Mr. Ritter. The Agreement had an initial term of five years, but contains automatic renewal provisions such that the remaining term of the Agreement at any given time will be five years. The Agreement provides that Mr. Ritter will be paid the following compensation: an annual base salary not less than $900,000; the opportunity to earn an annual bonus under AmSouth’s Executive Incentive Plan; a one-time grant of restricted stock and stock options for AmSouth common stock, both of which grants vest in three equal annual installments beginning on the third anniversary of the date of grant; a specified total retirement benefit; AmSouth’s normal employee benefits commensurate with his position; reimbursement of reasonable expenses incurred in accordance with AmSouth’s policies; and supplemental life insurance coverage.

If Mr. Ritter’s employment is terminated by AmSouth for reasons other than for Cause or Disability, or if he terminates his employment for Good Reason (all as defined in the Agreement): (A) he is entitled to be paid a lump sum in cash equal to the sum of: (i) unpaid base salary through date of termination, a prorated annual bonus, any previously deferred compensation and accrued vacation pay (the Accrued Obligations); (ii) three times annual compensation; (iii) a total retirement benefit as calculated under the Agreement (Retirement Benefit); and (iv) accrued benefits under AmSouth’s Supplemental Thrift Plan; (B) all unvested stock awards will vest; and (C) he will be paid any amounts due under other AmSouth employee benefit plans and certain other benefits. If employment is terminated due to death or Disability, (A) he or his estate will be paid the Accrued Obligations and such other benefits as would be paid to senior executives in such cases, and (B) all unvested restricted stock and stock options will vest. If Mr. Ritter’s employment is terminated for Cause or if he terminates it without Good Reason, he will be paid his base salary through date of termination, the Retirement Benefit, and any amounts due under other AmSouth employee benefit plans. AmSouth will also reimburse Mr. Ritter for certain excise taxes that he may be obligated to pay as a result of receiving payments under the Agreement.

AmSouth has also entered into change-in-control agreements with each of the named executive officers other than Mr. Ritter. These agreements are structured such that they have an employment period of two years that begins on the date (the Effective Date) that a change of control (as defined in the agreement) occurs. During the employment period the executive will be paid the following compensation: an annual base salary at least equal to twelve times the highest monthly base salary payable prior to the Effective Date; an annual bonus at least equal to the highest annual bonus paid for the three years prior to the Effective Date; the ability to participate in AmSouth’s normal employee benefit plans at an appropriate level; reimbursement for expenses in accordance with AmSouth policy; and fringe benefits consistent with those previously afforded the executive.

If, during the two-year period following the change in control, the company terminates the executive’s employment other than for Cause or Disability, or the executive terminates his or her employment for Good Reason (all as defined in the agreement), the executive will be paid a lump sum payment equal to the sum of the following: (A) unpaid base salary through the date of termination, a prorated annual bonus amount, any previously deferred compensation and accrued vacation pay (the Accrued Obligations); (B) three times annual compensation; (C) the actuarial present value of accrued benefits under AmSouth’s Supplemental Retirement Plan; and (D) aggregate benefits accrued under AmSouth’s Supplemental Thrift Plan. The executive will also be reimbursed for certain excise taxes that may be due in connection with payments made under the agreement.

In the event of termination of employment during the employment period due to death or Disability, the executive or the executive’s estate will be paid the Accrued Obligations and such other benefits as would be paid to peer executives in such cases. If the executive’s employment is terminated during the employment period (i) for Cause, the executive will be paid unpaid base salary through termination, deferred compensation and certain other benefits due under company plans, or (ii) because of voluntary termination by the executive without Good Reason, the executive will be paid the Accrued Obligations and other benefits due under company plans.

Compensation Committee Interlocks and Insider Participation

The following directors currently serve as members of the Executive Compensation Committee of AmSouth’s Board of Directors:

J. Harold Chandler (Chairman)
Rodney C. Gilbert
Elmer B. Harris
Martha R. Ingram
James R. Malone
Claude B. Nielsen

C. Dowd Ritter, Chairman, President and Chief Executive Officer of AmSouth, serves as a director of Alabama Power Company, and Elmer B. Harris, who during a portion of 2001 served as President and Chief Executive Officer of Alabama Power Company, serves as a member of the Executive Compensation Committee of AmSouth.

Executive Compensation Committee Report on Executive Compensation

Introduction

Our report covers the following topics:

•	Role of the Executive Compensation Committee

•	Executive Compensation Guiding Principles

•	Components of Our Executive Compensation Program

•	Chief Executive Officer Compensation

Role of the Executive Compensation Committee

We set the compensation principles for members of the Management Committee (referred to here as the Executive Officers) each year. We also review and establish the individual compensation levels for the Executive Officers. We have considered the advice of independent, outside consultants in determining whether the amounts and types of compensation the Company pays are appropriate. None of the members of the Executive Compensation Committee (the Committee) is an employee of the Company.

Executive Compensation Guiding Principles

The goal of the compensation program is to attract, motivate and retain the talented individuals the Company needs to be a leader in its highly competitive industry and geographic markets. The following are the guiding principles of our program:

Compensation should be related to performance.

We believe that individual compensation should be tied to individual performance and to how well the Company performs financially, so that when the Company’s performance meets or exceeds its goals, individuals should be paid at the levels set for such goals, and when the Company’s performance does not meet goals, any incentive awards should be at the Committee’s discretion.

Incentive compensation should be a greater part of total compensation for more senior positions.

The portion of an individual’s total compensation that varies with individual and Company performance goals should increase as the individual’s business responsibilities increase. For

2001, over 81% of our Chief Executive Officer’s target pay was at risk against short-term and long-term performance goals.

Compensation should be set at competitive levels.

We review compensation survey data from several independent sources to ensure that our total compensation program is competitive. Because our executive officers are generally drawn from larger financial institutions, we compare our compensation against a “Peer Bank” group that includes traditional bank holding companies with total assets ranging from $20 billion to $125 billion (the Company currently has approximately $39 billion in assets). The target of our compensation within the range established by the Peer Banks varies by the type of compensation, as described below. The Company’s competitors for executive talent are not necessarily the same companies that are included in the S&P Regional Banks Index and the S&P Banks Index which are used to compare shareholder returns (see “Performance Graph” on page 22). We believe that banks included in the Peer Group are the most appropriate points of comparison for the compensation of our Executive Officers.

Deductibility of compensation should be maximized.

It is a goal to have most of the compensation paid to the five most highly compensated executive officers qualify as performance-based and therefore deductible under Section 162(m) of the Internal Revenue Code. We have structured most of our compensation plans so that amounts paid under them will be fully deductible. The Executive Incentive Plan and the 1996 Long Term Incentive Compensation Plan are being presented to shareholders for reapproval this year so as to continue to achieve that goal. However, the Committee reserves the right to pay amounts outside of such plans which might not be fully deductible where necessary in the Committee’s judgment to attract, motivate or retain employees.

Components of Our Executive Compensation Program

The three components of our compensation program are:

•	Base Salary
•	Short-Term Incentives
•	Long-Term Incentives

Base Salary

We set base salaries for executive officers so that salary range “midpoints” are at the average for those of the Peer Banks. We adjust base salaries when warranted by an individual’s experience and individual performance and when our market surveys show that base salaries at the Peer Banks are being adjusted.

Short-Term Incentive Program

Our Executive Incentive Plan is designed to align executive officer pay with the annual performance of the Company and, for executive officers other than Mr. Ritter, the annual performance of his or her respective area of responsibility. When we evaluate Company performance, we look at one or more of the following factors:

Earnings per Share
Return on Average Assets
Return on Average Equity
Credit Quality Measures
Efficiency Ratio
Loan Growth
Deposit Growth
Non-Interest Revenue Growth

For 2001, the two Company performance factors which were used were Earnings per Share and Return on Average Equity. These factors were established prior to the start of the plan year.

Each participant in the Executive Incentive Plan has a “Base Bonus Opportunity” which is targeted at the median level of similar opportunities at the Peer Banks. For 2001, Base Bonus Opportunities ranged from 50% to 120% of base pay. The actual percentage payment can range from 0% to 200% of the Base Bonus Opportunity, depending on the Committee’s evaluation of an individual’s performance against his or her goals. The Committee may use its discretion to adjust payments downward from these amounts. Participants are able to defer amounts paid under the Executive Incentive Plan.

Long–Term Incentives: Stock Options and Restricted Stock

We base our target grants under the Long Term Incentive Plan on our performance compared to the Peer Banks, setting them generally at the 50th percentile for grants made by such other institutions. However, grants to individuals can be adjusted based on individual performance, retention and other special circumstances.

We generally make grants of stock options to Executive Officers once a year. The options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Long Term Incentive Plan does not permit “repricing” of options issued under that plan. Options generally vest from one to three years after grant and generally have an exercise period that expires ten years after the date of grant. However, in 2000, the Company granted options whose exercise period will “truncate” early if certain performance criteria are not met. At least one-half of these grants to the Executive Officers will likely expire in March 2003 instead of expiring in 2010, as normal option grants would. Options granted in 2001 had a one-year vesting period.

Shareholders are also being asked to approve amendments to the 1996 Long Term Incentive Compensation Plan to allow a new type of performance-based compensation to be awarded. The awards will be in the form of Performance Units and Performance Shares, which are a long-term equity based type of incentive compensation that is dependent upon performance and not just stock price appreciation. This will provide a performance-based feature for AmSouth’s Plan similar to that used by many of the Peer Banks. This type of compensation also has greater risk for the participant because it depends on meeting specific performance goals.

In 2001, we granted Executive Officers shares of restricted stock under the Long Term Incentive Plan, which do not vest until the executive’s retirement. Prior to this grant there was no other component of compensation expressly targeted at long–term retention. Full legal ownership of these restricted stock shares does not vest until retirement and they will be forfeited if an executive’s employment is terminated prior to retirement by him or her voluntarily or involuntarily by the Company, except in the case of a change in control, death or disability. The Committee believes that this grant was necessary in order to encourage the Executive Officers to have a long-term perspective as they manage the Company’s businesses.

Chief Executive Officer Compensation

The components of Mr. Ritter’s compensation were set by his employment agreement with the Company, which was entered into in 1999. The amount of his base salary is determined under such agreement, as is his Base Bonus Opportunity under the Executive Incentive Plan. Mr. Ritter’s Executive Incentive Plan payout and Long-Term Incentive Plan awards were determined according to the criteria described above. The amounts of these payments and awards are reflected in the Summary Compensation Table and the stock option grant table. Mr. Ritter did not receive a grant of restricted stock in 2000.

Conclusion

The Committee believes that under the Company’s executive compensation program compensation paid to its Executive Officers has been commensurate with the Company’s financial performance and total value received by its shareholders.

Submitted by the Executive Compensation Committee of the AmSouth Bancorporation Board of Directors:

J. Harold Chandler (Chairman)
Rodney C. Gilbert
Elmer B. Harris
Martha R. Ingram
James R. Malone
Claude B. Nielsen

Performance Graph

Set forth below is a graph comparing the yearly change in the cumulative total return of AmSouth’s common stock against the cumulative total return of the S&P 500 Index, the S&P Regional Banks Index, and the S&P Banks Index for the last five years. The S&P Banks Index was added this year as Standard and Poor’s discontinued the S&P Regional Banks Index as of December 31, 2001 and it will not be available going forward. The graph assumes that the value of the investment in AmSouth common stock and in each index was $100.00 and that all dividends were reinvested.

The information provided under the headings “Audit Committee Report”, “Executive Compensation Committee Report on Executive Compensation” and “Performance Graph” above shall not be deemed to be soliciting material or to be filed with the SEC, or subject to Regulation 14A or 14C, other than as provided in applicable statutes and rules, or to liabilities of Section 18 of the Securities Exchange Act of 1934 and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

APPROVAL OF MATERIAL TERMS OF THE EXECUTIVE INCENTIVE PLAN AS AMENDED

(Proposal 2 on Proxy Card)

General

This proposal relates to the approval of the material terms of an existing benefit plan, the Executive Incentive Plan (EIP), as such terms have been amended by the Board of Directors of the Company effective with respect to awards for services in 2002 and later years. The Proposal is being presented to the shareholders in order to preserve the federal income tax deduction with respect to certain compensation paid under the EIP.

Under section 162(m) of the Internal Revenue Code of 1986 as amended (the Code), the amount which the Company may deduct for federal income tax purposes for compensation paid to certain “covered employees” (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “performance-based” compensation is not subject to the $1 million deduction limit. In order for compensation to qualify as “performance-based” for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by shareholders.

Pursuant to the foregoing, the EIP was approved by the shareholders at the 1997 Annual Meeting of Shareholders. Section 162(m) also provides, however, that compensation under a plan, like the EIP, that permits the compensation committee to change the performance targets that must be achieved to earn compensation under the plan will not continue to be eligible for treatment as “performance-based” compensation under Section 162(m) unless the shareholders periodically reapprove certain material terms of the plan every five years. In addition, Section 162(m) provides that compensation under a shareholder-approved plan will not continue to be eligible for treatment as “peformance-based” compensation unless the shareholders approve changes made in the material terms of the plan, such as the one made by the EIP amendment described below. This proposal is being submitted to the shareholders at the Meeting in order to satisfy these prerequisites for “performance-based” treatment of awards under the EIP.

Although the Company has no present intention of paying incentive compensation that does not qualify as “performance-based compensation” under Section 162(m), adoption of this proposal will not preclude the Company from doing so, including but not limited to paying incentive compensation outside the amended EIP. The Company expects that any such payments would be unusual and would be made to avoid an unfair result. If the material terms of the amended EIP described herein are not approved by the shareholders, no payments will be made pursuant to the amended EIP. In such event, the amendment to the EIP described below will not take effect, any future awards under the EIP will not qualify as “performance-based compensation” under Section 162(m), and the Executive Compensation Committee of the Board of Directors may consider terms for incentive compensation awards to “covered employees” that may or may not qualify the awards for deduction under Section 162(m).

Description of the Amendment

The EIP has been amended, effective with respect to awards for services in 2002 and later years, to increase the maximum amount that may be paid to any participant under the EIP for any given calendar year to $3,000,000. Prior to the amendment, the limit was $2,000,000. This amendment was made to enable AmSouth to keep pace with changes that have occurred since the EIP was approved by the shareholders in 1997, as well as with changes that are expected to occur in the future, in competitive levels of annual incentive compensation opportunities for senior management personnel at peer banks and other financial services companies.

Summary Description of Material Terms of the EIP as Amended

The EIP is administered by the Executive Compensation Committee of the Board of Directors (the Committee). Officers/Directors and Senior Executives of AmSouth are eligible to be selected to participate in the EIP. A Senior Executive is defined as an officer who manages a major group, division or area and is a member of the corporate Management Committee but not an Officer/Director. An Officer/Director is defined as a senior officer who is a member of both the Corporate Management Committee and the AmSouth Board of Directors. There are currently 10 participants in the EIP. Directors who are not also executive officers are not eligible for participation in the EIP.

The EIP provides for the establishment of annual goals for the overall Corporation and for each business unit managed by a participant, if any. The major portion of the incentives paid (100 percent in the case of Officer/Directors) is based on the performance results of AmSouth as a whole. For Senior Executives, a portion of the incentives is based on the performance results of the organizational unit managed by that participant. The performance measures used to establish goals may include one or more of the following: Earnings per Share; Return on Average Assets; Return on Average Equity; Credit Quality Measures; Efficiency Ratio; Loan Growth; Deposit Growth; and Non-Interest Revenue Growth.

The goals applicable to EIP participants who are “covered employees” (within the meaning of Section 162(m)), the weighting placed on each such goal, and each such participant’s “base bonus opportunity” (as described below), are approved by the Committee at the beginning of each year.

A participant’s base bonus opportunity (BBO) is the percentage of base pay which the participant is eligible to receive as an award under the EIP for a given year if 100 percent of the goals applicable to the participant are achieved. BBOs are determined annually by reference to available peer bank market data. Payout percentages can range from zero percent to 200 percent of the base bonus opportunity as determined by an evaluation of performance results against goals. However, the Committee may exercise downward discretion with respect to payouts under the EIP. The maximum amount that may be paid to a participant under the EIP for any given calendar year is $3,000,000, this maximum amount having been increased from $2,000,000 pursuant to the amendment described above. The foregoing maximum amount does not include any increase that may be paid with respect to an award that is deferred under the EIP attributable to appreciation in the value of the award during the deferral period and dividend equivalents credited with respect to the award during the deferral period, as described in the next paragraph.

Awards under the EIP are paid in cash within 90 days of the end of the plan year unless the participant makes a timely election in accordance with the procedures specified in the EIP to defer payment, in which case the award will generally be converted on AmSouth’s books into an equivalent number of AmSouth share units based on the fair market value of AmSouth shares on the date on which payment would have been made absent the deferral election. A number of shares of AmSouth common stock equal to the number of share units credited on AmSouth’s books to the participant (including amounts equivalent to dividends on such share units during the deferral period, which are deemed reinvested in additional share units) will generally commence to be distributed in a lump sum or in installments within 90 days after the participant’s death, disability, retirement or termination of employment.

The Committee may terminate or amend the EIP at any time without shareholder approval, but may not take away any award that has been paid (or deferred) or any award due for the year in which the Committee acts.

The EIP is of indefinite duration.

The amounts that will be received by or allocated to any participant under the EIP for services in 2002 is not determinable at the present time, as such amounts will depend on 2002 performance results that are not presently determinable. The amounts paid under the EIP to the five most highly compensated executives of AmSouth for service during 2001 are shown under the “Bonus” column of the Summary Compensation Table included in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE EXECUTIVE INCENTIVE PLAN AS AMENDED.

APPROVAL OF THE 1996 LONG TERM INCENTIVE COMPENSATION PLAN AS AMENDED.
(Proposal 3 on Proxy Card)

General

In 1996 the shareholders approved the 1996 Long Term Incentive Compensation Plan (LTIP). The Board of Directors has amended the LTIP, subject to approval by the shareholders at the 2002 Annual Meeting. Among other changes, the amendments allow the Committee which administers the LTIP to award performance shares (Performance Shares) and performance units (Performance Units). Most of AmSouth’s Peer Banks offer these types of awards as a part of their compensation package. Performance Shares and Performance Units provide long-term incentive compensation that is contingent upon the attainment of specified performance goals other than stock price appreciation. The amendments do NOT increase the aggregate number of shares which may be issued under the LTIP. Although the amendments do not require the Committee to do so, the Committee intends to grant fewer options to each LTIP participant who is granted Performance Shares or Performance Units, in order to reflect the potential value of the Performance Shares or Performance Units.

Shareholder approval is being sought in order to obtain approval of the amendments, as well as to satisfy one of the prerequisites for treatment of certain awards under the LTIP as “performance-based compensation” within the meaning of Section 162(m) of the Code. As indicated in Proposal 2, under section 162(m) of the Code, the amount which the Company may deduct on its tax returns for compensation paid to certain “covered employees” (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “performance-based compensation” is not subject to the $1 million deduction limit. Generally speaking, under a shareholder-approved plan such as the LTIP in which the Committee has the authority to change the targets under a performance goal after shareholder approval was obtained will not be eligible to qualify as “performance-based” for this purpose unless the material terms of the performance goal are periodically disclosed to and reapproved by shareholders. The description of the LTIP and the amendments contained in this Proposal 3 is intended to satisfy these conditions so that certain awards made and to be made under the amended LTIP on or after January 1, 2002 may qualify as “performance-based” compensation. The description contained in this Proposal 3 is subject in its entirety to the text of the amended LTIP, which is attached as Appendix A.

The amendments are contingent on shareholder approval. If such approval is not obtained, the amendments and any awards made pursuant thereto will be of no force or effect, and the LTIP as in effect immediately prior to its amendment will remain in effect without change.

The following are the principal changes made by the amendments to the LTIP:

1.  The amendments provide that Performance Shares and Performance Units may be granted under the LTIP, in addition to the other forms of awards that may be granted under the LTIP. A Performance Share is a right to receive a specified number of shares of AmSouth common stock at a future date if a specified performance goal is attained. A Performance Unit is the right to receive a specified amount of money at a future time if a specified performance goal is attained. Partial achievement of the specified performance goal may result in part of the Performance Shares or Performance Units being earned. Performance Units and Performance Shares that are earned may both be settled in the form of either common stock or cash. Performance Shares and Performance Units may but need not be designed to qualify as “performance-based” compensation that is not subject to the $1 million deduction limit of Section 162(m) of the Code. The Committee will determine whether and to what extent any award shall be designed to qualify as such “performance-based” compensation. Performance Shares and Performance Units that are designed to qualify as “performance-based” compensation will be paid solely on account of the attainment of one or more pre-established objective performance goals (within the meaning of Section 162(m) of the Code) over a period of more than one year, and the performance goals will be based on one or more of the performance measures that are described below under “Performance Measures”. However, Performance Shares and Performance Units, including those that are intended to qualify as “performance-based” compensation, may be earned if death, disability, a change in control, or other circumstances specified by the Committee occur, whether or not the performance goals have been attained or are thereafter attained. Performance Shares and Performance Units may (but need not) be granted each year to any key employee, and a new performance period may commence each year and overlap with one or more years included in any prior or later performance period. The amendments limit the aggregate number of shares which may be issued pursuant to awards of Performance Shares or Performance Units. The amendments also limit the number of Performance Shares and dollar value of Performance Units that any employee may be granted in any fiscal year as “performance-based” awards that are not subject to the deduction limit of Code section 162(m). These limits are described in paragraphs 2, 3, 4, 5 and 6 that follow;

2.  The amendments provide that not more than 30% of the shares that are available for issuance under the LTIP may be issued pursuant to awards of restricted stock, Performance Shares or Performance Units, or any combination of such awards. Prior to the amendments, the LTIP did not provide for awards of Performance Shares or Performance Units and the 30% limit applied only to restricted stock awards;

3.  The amendments provide that shares that AmSouth issues in respect of awards that it assumes or substitutes for awards that were previously granted by a company which it acquires through a merger, consolidation, acquisition or other transaction shall not be counted against the 30% limit described in paragraph 2 above or against the limit on the aggregate number of shares that may be issued under the LTIP. The amendments also provide that awards that are settled in cash (such as Performance Shares and Performance Units but excluding tandem stock appreciation rights) shall not be counted against such limits. Prior to the amendments, the LTIP did not exclude such assumed or substituted awards or cash-settled awards from those limits;

4.  The amendments provide that the maximum number of shares of Common Stock with respect to which stock options or stock appreciation rights (SARs) may be granted under the Plan to any employee during any one fiscal year of AmSouth shall be 950,000 shares, and that the maximum number of shares of common stock with respect to which any and all “performance-based” awards other than stock options, SARs or Performance Units may be granted in any one fiscal year of AmSouth to any employee shall be 950,000 shares or their equivalent in cash. (Each of these limits is subject to adjustment in the event of recapitalizations, stock splits, and similar corporate transactions occurring after the January 1, 2002 effective date of the amendments). Prior to its amendment, the LTIP did not have one limit for stock options and another limit for “performance-based” awards other than stock options, SARs and Performance Units; instead, it had a single limit of 250,000 shares on the number of shares that could be granted or vest, as applicable, pursuant to all “performance-based” awards granted in any one fiscal year of AmSouth to any one employee. As a result of stock splits that occurred after the adoption of the LTIP in 1996 and prior to the January 1, 2002 effective date of the amendments, this 250,000 share limit was adjusted to 843,750 shares. In addition to creating one limit for stock options and another limit for “preformance-based” awards other than stock options, SARs and Performance Units, the amendments increased the limit by 106,250 shares, raising it to 950,000 shares;

5.  The amendments provide that no participant may receive more than $4,000,000 (or the equivalent in shares) in payment of Performance Unit awards that are granted in any one fiscal year of AmSouth and qualify as “performance-based” compensation for purposes of Code section 162(m). Prior to the amendments, the LTIP did not provide for Performance Units and therefore did not contain any limit on them.

6.  The amendments provide that, if after Performance Shares or Performance Units are earned, the delivery of cash or shares in settlement of such awards is deferred, any additional shares or cash that are attributable to dividends or other earnings that are credited during the deferral period shall not count against the aforementioned per person limits on the number of Performance Shares and the value of Performance Units that may be granted to any person under “performance-based” awards in any fiscal year. Prior to the amendments, the LTIP did not provide for Performance Shares or Performance Units and therefore did not address the subject of dividends or other earnings on Performance Shares or Performance Units that are deferred;

7.  The amendments provide that the Committee may define the Performance Measures on which the payout or vesting of “performance-based” awards may be based (which Performance Measures are described below under the heading “Performance Measures”) by reference to consolidated results or results of AmSouth, a subsidiary or a business unit. In addition, under the LTIP as amended the Committee may provide for the Performance Measures to include or exclude discontinued operations, unusual items or events, non-recurring items or events (including changes in capitalization), extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards, laws or regulations. Prior to the amendments, the LTIP did not explicitly provide for the Performance Measures to be defined by reference to consolidated or business unit results, or for the Committee to include or exclude discontinued operations;

8. The amendments make a number of clarifying, technical and housekeeping changes. These include a provision that, unless the Board determines otherwise, the Board committee which administers the LTIP is to consist exclusively of “outside directors” within the meaning of Code section 162(m), a provision that clarifies that a Change in Control will occur for LTIP purposes if a merger of a direct or indirect subsidiary results in pre-merger shareholders of AmSouth owning less than 60% of AmSouth after the merger, a provision that authorizes the CEO to grant options under the Plan to non-officers in accordance with a recently enacted Delaware Corporation Law, and a provision that Delaware, rather than Alabama, law is to govern the LTIP and the rights of participants therein. The amendments also state expressly that the LTIP is not intended to limit or restrict in any way the power of the Corporation to adopt or implement any other compensation or incentive plan or arrangement.

Summary Description of the LTIP as Amended

Administration

The LTIP is administered by the Executive Compensation Committee of the Board of Directors (the Committee). As indicated in paragraph 8 above, the LTIP also authorizes the CEO to grant awards to non-officers to the extent permitted by applicable law.

Eligibility

Key employees of AmSouth and its subsidiaries are eligible to participate in the LTIP. Non-employee Directors of AmSouth are not eligible.

Stock Available for Issuance Through the LTIP

The number of shares of AmSouth’s common stock, par value $1.00 per share, authorized for issuance through the LTIP is thirty-nine million, two hundred eighty-one thousand, two hundred fifty (39,281,250), subject to adjustments for stock splits and other capital changes occurring after 2001, when shareholders approved an amendment that increased the number of shares authorized for issuance through the LTIP to that amount. The LTIP permits the reuse or reissuance of shares underlying canceled, expired or forfeited awards. (However, the LTIP provides that the Committee shall not have the authority to cancel outstanding awards and issue substitute awards in replacement thereof). Pursuant to the amendment described in paragraph 3 above, neither shares that are issued under assumed or substituted awards in a merger or acquisition, nor shares that are subject to awards that are settled in cash (other than tandem SARs), will be charged against the number of shares available under the LTIP or the 30% limit described in the next sentence. Pursuant to the amendments described in paragraph 3 above, not more than 30% of the shares that are available for issuance under the LTIP may be issued pursuant to awards of restricted stock, Performance Shares, Performance Units, or any combination of such awards. Pursuant to the amendments described in paragraph 4 above, the maximum number of shares of common stock with respect to which stock options or SARs may be granted under the LTIP to any employee during any one fiscal year of AmSouth is 950,000 shares, and the maximum number of shares of common stock with respect to which any and all “performance-based” awards other than stock options or SARs or Performance Units may be granted in any one fiscal year of AmSouth to any employee is 950,000 shares (or their equivalent in cash). Each of the foregoing limits is subject to adjustment for stock splits and other capital changes occurring after the January 1, 2002 effective date of the amendments.

On March 1, 2002, the closing price for a share of AmSouth’s common stock, as reported on the New York Stock Exchange composite tape, was $21.62. Awards under the LTIP will typically be issued in consideration for the performance of services to AmSouth, and no additional payment need be made at the time of grant. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Committee so provides, in shares of common stock. So-called “cashless” exercises through a stockbroker may also be allowed.

Description of Awards Under the Plan

The Committee may award to eligible employees incentive and nonqualified stock options, SARs, and restricted stock, which restricted stock may also be granted in lieu of cash awards due under certain other AmSouth plans. As described in paragraph 1 above, the Committee may also award Performance Shares and Performance Units under the LTIP.

The LTIP also provides that, subject to certain limitations, the Chief Executive Officer of AmSouth (the CEO) may also make awards to eligible employees. The CEO may only make awards to non-Insiders (employees who are neither officers (as defined under Section 16(a) of the Securities Exchange Act of 1934), directors, nor ten percent (10%) beneficial owners of any class of AmSouth’s equity securities) and the total number of awards granted by the CEO each year shall be subject to approval by the Committee. Delaware law imposes additional limitations and restrictions on the CEO’s authority to grant stock options.

The forms of awards are described in greater detail below.

Stock Options

The Committee will have discretion to award incentive stock options (ISOs), which are intended to comply with Section 422 of the Code, or nonqualified stock options (NQSOs), which are not intended to comply with Section 422 of the Code. Each option issued under the LTIP must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. Subject to the specific terms of the plan, the Committee will have discretion to set such additional terms and conditions on option grants as it deems appropriate.

Options granted to employees under the LTIP will expire at such times as the Committee determines at the time of grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Options may terminate earlier than their normal expiration date upon termination of employment for various reasons. Upon a change in control as defined in the LTIP, all options will immediately vest 100 percent and remain exercisable throughout their entire term.

Upon the exercise of an option granted under the LTIP, the option price is payable in full to AmSouth, either: (a) in cash or its equivalent, or (b) if permitted in the award agreement, by tendering AmSouth common shares having a fair market value at the time of exercise equal to the total option price, provided such shares have been held by the participant for at least six months or were purchased on the open market, or (c) if permitted in the award agreement, a combination of (a) and (b). So-called “cashless” exercises through a stockbroker may also be allowed.

Stock Appreciation Rights

The Committee may grant SARs either alone (a Freestanding SAR), or in connection with the issuance of stock options (a Tandem SAR). Upon the exercise of an SAR, the participant will receive payment from AmSouth in an amount equal to the difference between the fair market value of a share of AmSouth common stock on the date of exercise and the grant price of the SAR.

The grant price of a Freestanding SAR will equal the fair market value of a share of common stock on the date of grant of the SAR. The grant price of a Tandem SAR will equal the exercise price of the related option. The Committee has the right to pay the value of an SAR in cash, shares of common stock, or partly in cash and partly in shares of common stock.

The Committee has complete discretion in determining the number of SARs granted and in determining the conditions pertaining to such SARs. The term of an SAR will be determined by the Committee, in its sole discretion; provided, however, such term shall not exceed ten (10) years.

A Freestanding SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, specifies. A Tandem SAR may be exercised only during the period in which the related option may be exercised. The exercise of a Tandem SAR will result in cancellation of the related option. No SARs have ever been granted under the LTIP.

Restricted Stock

The Committee is authorized to award shares of restricted common stock under the LTIP upon such terms and conditions as it shall establish; provided, however, that no more than thirty percent (30%) of the total number of shares reserved for issuance under the plan may be granted as restricted stock, Performance Shares, Performance Units, or any combination of the foregoing. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock granted, the payment of a stipulated purchase price per share, if any, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients will have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. The Committee, in its discretion, will determine how dividends on restricted shares are to be paid.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant’s employment with AmSouth. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued pursuant to the LTIP and may reflect distinctions based on reasons for termination of employment; provided however, that all restricted stock will vest immediately upon death, disability or retirement, subject to any limitations under Section 162(m) of the Code. Except in the case of terminations in connection with a change in control and terminations by reason of death or disability, the vesting of restricted stock which qualifies as performance-based compensation under Section 162(m) and which is held by covered employees under Section 162(m) shall occur at the time it otherwise would have, but for the employment termination.

Performance Shares and Performance Units

See the description in paragraph 1 above.

Performance Measures

The LTIP authorizes the Committee to grant awards that qualify as “performance-based” compensation that is not subject to the $1 million tax deduction limit of Code section 162(m), as well as awards that do not qualify as “performance-based”. Awards that qualify as “performance-based”, including Performance Shares and Performance Units that qualify as such, will be paid on account of the attainment of a pre-established, objective performance goal over a period of more than one year that is based on one or more of the following financial measures: net income; return on equity; earnings per share; return on assets; total shareholder return; and return on investment. The goal which utilizes any of these performance measures may be an absolute performance goal, or a goal that is based on performance relative to the performance of a peer group, and may be based on consolidated results or the results of AmSouth, a subsidiary or a business unit. In addition, as indicated in paragraph 7 above, the Committee may provide for the following items to be included or excluded from the performance goal: discontinued operations, unusual items or events (including changes in capitalization), non-recurring items or events, extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards, laws or regulations.

Following the end of a Performance Period, the Committee will determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Committee may have discretion to reduce (but not to increase) the value of a performance-based award.

Adjustments and Amendments

The LTIP provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split or certain other events. In case of a change in control of AmSouth, outstanding options and SARs granted under the LTIP will become immediately exercisable and will remain exercisable throughout their entire term, and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse. The Committee has discretion under the LTIP to determine the effect, if any, which a change in control will have on Performance Shares and Performance Units.

The LTIP may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder’s consent. Shareholder approval of an amendment will be sought if necessary under Internal Revenue Service or SEC regulations, the rules of the New York Stock Exchange or any applicable law. The LTIP provides that the Committee shall not have the authority to cancel outstanding awards and issue substitute awards in replacement thereof.

Duration of the Plan

The LTIP will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will an award be granted under the LTIP on or after April 18, 2006.

Federal Income Tax Consequences Regarding Stock Options

With respect to options which qualify as ISOs, an LTIP participant will not recognize income for federal income tax purposes at the time options are granted or exercised. However, the excess of the fair market value of the shares purchased pursuant to the exercise of an ISO on the date of such exercise over the purchase price of the shares under the option will be includible in the optionee’s alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee in the year of exercise unless the optionee disposes of the shares in the same year. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the holding periods), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or (2) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

In general, AmSouth will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as ordinary income, except as provided below under Section 162(m) and Section 280G. To the extent a participant realizes capital gains, as described above, AmSouth will not be entitled to any deduction for federal income tax purposes.

Section 162(m)

Under Section 162(m) of the Code, compensation paid by AmSouth in excess of $1 million for any taxable year to any covered employee generally is not deductible by AmSouth or its affiliates for federal income tax purposes unless it is based on the performance of AmSouth, is paid pursuant to a plan approved by shareholders of AmSouth and meets certain other requirements. Generally, covered employee under Section 162(m) means the chief executive officer and the four other highest paid executive officers of AmSouth as of the last day of the taxable year.

It is presently anticipated that the Committee administering awards to “covered employees” will at all times consist of outside directors as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring LTIP awards.

Section 280G

Under Section 280G of the Code, if compensatory payments made to an officer, highly compensated employee or certain other “disqualified individuals”, including the vesting of stock options or other awards, is contingent, or deemed to be contingent, on a change in control of a publicly-traded corporation, and if the value of such payments exceeds a certain statutory limit, the person who receives such payments may be subject to a 20% excise tax on most of such payments, payable in addition to regular income taxes, and the corporation may be denied a deduction for the portion of the payments which is subject to such excise tax. If a change in control of AmSouth occurs, awards under the LTIP may be subject to such excise tax, in whole or in part, and may be nondeductible by AmSouth. Compensation paid to a “covered employee” within the meaning of Code section 162(m) that is non-deductible pursuant to Section 280G of the Code, may also reduce, dollar for dollar, the $1 million limit on such covered employee’s non-”performance-based” compensation that AmSouth may deduct under Section 162(m) of the Code.

New Plan Benefits

The following table sets forth the awards of Performance Units that will be payable pursuant to the LTIP for the three-year period ending December 31, 2004, assuming three different performance results. These awards will be earned only if significant performance goals are achieved over that three-year period, and there is therefore a risk that some or all of the amounts will not be earned. The normal stock option grants made to these individuals have been reduced to reflect the potential value of these awards and avoid increasing the total value of the long-term incentive grants that are made to these individuals. These awards are payable only if shareholders approve the amendments to the LTIP.

NEW PLAN BENEFITS

	Potential Performance Unit Payouts Based on Three-Year (2002-2004) Performance
Executives	Threshold (@ 25th Percentile Performance)	Target (@ 50th Percentile Performance)	Maximum (@ 90th Percentile Performance)
C. Dowd Ritter	$546,000	$1,092,000	$2,730,000
Sloan D. Gibson	$157,500	$315,000	$787,500
E. W. Stephenson, Jr.	$109,500	$219,000	$547,500
Beth E. Mooney	$109,500	$219,000	$547,500
W. Charles Mayer, III	$109,500	$219,000	$547,500
Executive Group [All Current Executive Officers as a Group]	$1,449,500	$2,899,000	$7,247,500
Non-Executive Director Group [All current directors who are not executive officers as a group]	0	0	0
Non-Executive Officer Employee Group [All employees, including all current officers who are not executive officers, as a group]	$1,168,500	$2,337,000	$5,842,500

Payouts will be determined based on AmSouth’s performance against its peer banks (certain specified U.S. banks with assets from $20 billion—$125 billion). The performance measures will be return on equity (ROE) and earnings per share (EPS) growth. ROE will be the average for the three-year performance period ending December 31, 2004, and EPS growth will be calculated as the average of the annual growth rates over the same three-year performance period. Each performance measure will be weighted equally and therefore will determine one half of the potential payout. The threshold and target payouts shown above will be made if AmSouth achieves exactly the 25th or 50th percentile of performance against its peers. A payout of 2.0 times the target will be made if performance is at the 75th percentile and a maximum payout of 2.5 times the target will be made if performance is at the 90th percentile or higher. Payouts at performance levels other than those noted will be calculated using straight-line interpolation. In order for any payout to be made for a particular performance measure, AmSouth’s performance must be no lower than the 25th percentile level of performance for that measure and must be above 15% ROE and 7.5% EPS growth.

Any other amounts that will be received by or allocated to any person in the future pursuant to the LTIP and any amounts that would have been received by or allocated to any person for the fiscal year ended December 31, 2001 if the Amendments had been in effect, are not determinable at the present time, as all such determinations are made by the Committee in its sole discretion, subject to the provisions of the LTIP. Under the terms of the LTIP the Units may be paid out by AmSouth in cash or an equivalent number of shares of AmSouth common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 1996 LONG TERM INCENTIVE COMPENSATION PLAN AS AMENDED.

SHAREHOLDER PROPOSAL
(Proposal 4 on Proxy Card)

Elton W. Shepherd, 720 Buff Drive N.E., Atlanta, Georgia 30342, who, as of November 5, 2001, the date of his proposal, was the holder of 250 shares of AmSouth common stock, has informed AmSouth that he intends to present the following proposal and supporting statement at the 2002 Annual Meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, which are presented as received by AmSouth, are set forth below.

Fellow shareowners, it is with a sense of profound regret that I submit this appeal for your thoughtful consideration.

In my opinion, in January, 2002, we completed a third consecutive year of sub-par performance and perhaps began a fourth. I believe the dimensions of this tragedy are manifest most obviously in the dramatic collapse of our stock price, which peaked at $34 in 1999 prior to the First American merger, but since then has generally traded about 50% lower.

Despite this significant erosion of our stock price, a select group of senior managers participated during 1997-1999 in the Performance Incentive Plan (PIP), a special compensation program involving the clever use of restricted stock.

Each PIP participant purchased AmSouth stock using funds borrowed from another bank. These purchased shares were pledged as collateral. However, participants received one free restricted share for each share purchased. For example, our CEO purchased 45,000 shares for $2.2-million, but received 45,000 free restricted shares, valued at $2.2-million, at the same time. After the PIP ended in 1999, our CEO received an $8.8-million PIP payout. And, he still retained 45,000 free restricted shares. Taken together he received about $10-million on a $2.2-million investment, a 355% return in just three years.

With about $20-million in PIP payments to just nine managers, I exchanged three letters with AmSouth seeking program details. In August, 2001, AmSouth discontinued further correspondence. I am still seeking the following information:

The PIP document.

A Pre-Merger Consolidated Statement of Earnings and Balance Sheet for 1996-1999.

And Importantly, Details of How PIP Payouts Were Specifically Calculated for Each Participant.

This information is important because one criteria which triggered PIP payouts was an 18% compound growth rate in diluted earnings per share (EPS), treating AmSouth as a pre-merger entity. This required EPS to increase from $1.03 at year end 1996 to $1.70 at year end 1999, or 67-cents. Through September 1999, when AmSouth last reported earnings as a pre-merger entity, 20-cents of the required 67-cents, or 30% of the total, had been achieved by a reduction in the provision for loan losses (PLL). PLL is an accounting reserve subject to revision. When PLL decreases, EPS increases.

Surely, fair minded people would agree that shareowners are entitled to a comprehensive explanation of the details of the PIP program.

In addition to $20-million in special PIP payments, senior managers received $13.5-million in regular compensation during the 1997-1999 period, $2.5-million of free restricted stock and 825,000 stock options. A grand total that approaches $40-million.

We desperately need to return sanity, and fundamental fairness, to our compensation program.

Resolved: That shareowners urge our Board to terminate the free restricted stock program, return all restricted shares to AmSouth and suspend further stock option grants until a formal written explanation of the specific details of the PIP are provided to shareowners.

Board of Directors Recommendation and Statement

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

AmSouth recommends a vote against this proposal for the following reasons:
•	First, there are some significant factual inaccuracies in Mr. Shepherd’s assessment of AmSouth’s financial performance.
•	Second, AmSouth has provided Mr. Shepherd with a significant amount of information to answer his questions.
•
Third, AmSouth’s independent Executive Compensation Committee of its Board of Directors has already concluded that the compensation paid to senior management, including under the 1997 Performance Incentive Plan, was commensurate with AmSouth’s financial performance.

•	Fourth, we believe that Mr. Shepherd’s proposal is too vague to implement.
•	Fifth, AmSouth does not believe that it has the power or authority to implement the proposal.

AmSouth Performance.    Contrary to Mr. Shepherd’s assertion of “sub-par” performance, we note that the total return on AmSouth’s common stock for 2001 was 29.88%, as compared to (–11.88%) for the S&P 500 Index, and 0.58% for the S&P Banks Index for such period. Moreover, measured from the time Mr. Shepherd became a shareholder in June 1999 (when AmSouth’s merger with First American Corporation was announced), through March 1, 2002, AmSouth’s total return was 2.10% as compared to
(–11.21%) for the S&P 500 Index, and 5.13% for the S&P Banks Index. We note that since the time Mr. Shepherd became a shareholder, the Federal Reserve first significantly raised and then significantly lowered interest rates and that the country has been in a recession.

Extensive Communications. AmSouth strives to communicate openly with its shareholders. We have collectively spent well over 150 hours attempting to provide Mr. Shepherd with information that could satisfy his concerns, including the following:

•	In April 2001 we sent Mr. Shepherd a letter attempting to explain how amounts were awarded under the Performance Incentive Plan;
•
In May 2001 we sent Mr. Shepherd a copy of AmSouth’s proxy statement for the 1997 shareholders meeting that contained a full copy of the Performance Incentive Plan, and have referred him to subsequent proxy statements describing the plan; and

•	Also in May 2001 we sent Mr. Shepherd a letter in which we attempted to explain the financial reporting contained in our public financial statements for the period Mr. Shepherd has questioned.

As noted below, we have attempted to follow the SEC’s disclosure system in describing the operation of all executive compensation programs, including the 1997 Performance Incentive Plan. AmSouth believes that it has provided Mr. Shepherd with sufficient detail to explain the Performance Incentive Plan.

Executive Compensation is Commensurate with Performance.    The Board believes that AmSouth’s executive compensation program with its three components of base salary, short-term incentive compensation and long-term incentive compensation is appropriate for AmSouth. Contrary to Mr. Shepherd’s assertions, we believe that this program has resulted in compensation that has been commensurate with performance. Moreover, we believe that our program is comparable to those at similarly situated organizations. See the “Executive Compensation Committee Report on Executive Compensation” earlier in this proxy statement. Finally, we believe that our program is necessary in order to attract and retain qualified senior executives.

Proposal is Too Vague to Implement. Furthermore, this proposal is so vague that it is unclear how AmSouth would implement it if it were approved. The proposal states that shareholders must receive “ . . . formal written explanation of the specific details of the PIP [performance incentive plan] . . .” It is not clear what will qualify as a “formal written explanation” under the proposal. AmSouth, in each year in which it has been appropriate, provided disclosure pursuant to the SEC’s rules regarding all its executive compensation programs, including the performance incentive program. This is the method by which AmSouth communicates with its shareholders: the SEC’s rules governing proxy statements. We would not know how to provide a “formal written explanation” outside the guidelines of the SEC’s integrated disclosure system and AmSouth’s determinations of materiality.

AmSouth Lacks Power to Implement Proposal. Finally, AmSouth does not have the power or authority to implement the proposal. AmSouth’s LTIP was approved by shareholders. Once restricted shares are granted under the LTIP, and once shares are purchased in a program such as the Performance Incentive Plan, those shares are owned by the holders of these shares, subject only to the conditions, if any, of their vesting. In any event, AmSouth cannot legally compel their return.

Summary.    In summary, the Board believes that the compensation practices established by the Executive Compensation Committee properly align the interests of AmSouth’s executives with those of its shareholders by directly tying many components of an executive’s compensation to AmSouth’s performance. Consequently, the Board does not believe that any substantial benefit will result from an affirmative vote on this proposal. For these reasons, the Board recommends that you vote AGAINST the proposal.

VOTING PROCEDURES

Under the Delaware General Corporation Law and AmSouth’s Bylaws, the presence in person or by proxy of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.

Once a quorum of the shareholders is established, the following votes are required to approve each item of business at the meeting:

•	Election of Directors: A plurality of the votes cast at the Annual Meeting (in person or by proxy) is required to approve the election of directors (Proposal 1).

•	Other Items: A majority of the votes cast at the Annual Meeting (in person or by proxy) is required to approve the other items of business (Proposals 2, 3, 4 and any other business).

Abstentions and broker non-votes will not have an effect on the outcome of the election of directors or on approval of the other proposals.

INDEPENDENT PUBLIC ACCOUNTANTS

General

The independent public accounting firm selected by the Board of Directors for the calendar year 2002 is Ernst & Young LLP (E&Y). Representatives of E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Audit Fees

The aggregate fees of E&Y for professional services rendered for the audit of AmSouth’s annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in AmSouth’s Quarterly Reports on Form 10-Q for that fiscal year were $983,500.

Financial Information Systems Design and Implementation Fees

For the fiscal year ended December 31, 2001, there were no fees billed by E&Y for professional services rendered for information technology services relating to financial information systems design and implementation.

All Other Fees

The aggregate fees billed by E&Y for services rendered to AmSouth, other than services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2001 were $2,050,900, of which $525,500 were audit-related fees. Audit-related fees primarily consist of fees from the audits of subsidiaries, benefit plans, required compliance letters and consultations in internal control matters.

MISCELLANEOUS INFORMATION

Shareholder Proposals

In order to be included in the proxy materials for AmSouth’s 2003 Annual Meeting, shareholder proposals submitted to AmSouth in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at AmSouth’s executive offices on or before November 15, 2002. Pursuant to SEC Rules 14a-4 and 14a-5 (which concern the exercise of discretionary voting authority when a shareholder commences his or her own proxy solicitation outside of the processes of Rule 14a-8) shareholders are advised that under the advance notice provisions of AmSouth’s Bylaws a shareholder proposal will be considered untimely with respect to the 2003 Annual Meeting if received by AmSouth after February 17, 2003. For more information on the advance notice provisions of AmSouth’s Bylaws see “Nominations for Directors”, below.

Nominations for Directors

AmSouth’s Bylaws require shareholders who wish to submit to the Annual Meeting of Shareholders nominations of persons for election to the Board of Directors to follow certain procedures. The shareholder must give notice in writing of the nomination to the Corporate Secretary of AmSouth, P.O. Box 11007, Birmingham, Alabama 35288, not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be delivered not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AmSouth. The shareholder must be a shareholder of record at the time the notice is given. The shareholder’s notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of the shareholder, as they appear on AmSouth’s books, and of such beneficial owner and (ii) the number and class of shares of AmSouth owned of record and beneficially by such shareholder and such beneficial owner.

Annual Report on Form 10-K

A copy of AmSouth’s Annual Report on Form 10-K for the year ended December 31, 2001 will be furnished without charge to any shareholder who requests such report in writing from Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288.

APPENDIX A

1996 LONG TERM INCENTIVE COMPENSATION PLAN, AS AMENDED
EFFECTIVE JANUARY 1, 2002

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1.  ESTABLISHMENT OF THE PLAN.  AmSouth Bancorporation, a Delaware corporation (hereinafter referred to as the Corporation), hereby establishes an incentive compensation plan to be known as the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan (hereinafter referred to as the Plan), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units. Subject to approval by the Corporation’s stockholders, the Plan shall become effective as of April 18, 1996 (the Effective Date) and shall remain in effect as provided in Section 1.3 hereof.

1.2.  OBJECTIVES OF THE PLAN.  The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s objectives and which link the interests of Participants to those of the Corporation’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.  DURATION OF THE PLAN.  The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after April 18, 2006.

ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.  “AWARD” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.2. “AWARD AGREEMENT” means an agreement entered into by the Corporation and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.3.  “BENEFICIAL OWNER” or “BENEFICIAL OWNERSHIP” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4.  “BOARD” or “BOARD OF DIRECTORS” means the Board of Directors of the Corporation.

2.5.  “CAUSE” shall be determined by the Committee, in exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

(i)
The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or

(ii)	The Participant’s conviction for committing an act of fraud, embezzlement, theft, or another act constituting a felony; or

(iii)
The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

2.6.  “CHANGE IN CONTROL” of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)
Any Person (other than those Persons in control of the Corporation as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation or other entity owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities; or

(b)
During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Corporation’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute at least sixty percent (60%) thereof; or

(c)
The stockholders of the Corporation approve: (i) a plan of complete liquidation of the Corporation; or (ii) an agreement for the sale or disposition of all or substantially all the Corporation’s assets; or (iii) a merger, consolidation, or reorganization of the Corporation or any Subsidiary with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least sixty percent (60%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed part of a purchasing group for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

2.7.  “CODE” means the Internal Revenue Code of 1986, as amended from time to time.

2.8.  “COMMITTEE” means the Executive Compensation and Benefits Committee of the Board, as specified in Article 3 herein, or such other committee or person as may administer the Plan or grants of Awards under the Plan in accordance with Article 3 hereof.

2.9.  “COMPANY” means AmSouth Bancorporation, and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by AmSouth Bancorporation or by any of its Subsidiaries, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).

2.9.1.  “CORPORATION” means AmSouth Bancorporation, a Delaware corporation.

2.10.  “COVERED EMPLOYEE” means an Employee who the Committee anticipates at the time an Award is granted to such Employee will be, as of the last day of the Company’s taxable year in which a taxable event with respect to such Award may occur, a “covered employee”, as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.11.  “DIRECTOR” means any individual who is a member of the Board of Directors of the Corporation.

2.12.  “DISABILITY” as applied to a Participant, means that the Participant (i) has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e) (3) of the Code), and (ii) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

2.13.  “EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.14.  “EMPLOYEE” means any key officer or employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.15.  “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16.  “FAIR MARKET VALUE” shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.17.  “FREESTANDING SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18.  “INCENTIVE STOCK OPTION” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.19.  “INSIDER” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.20.  “NONEMPLOYEE DIRECTOR” means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

2.21.  “NONQUALIFIED STOCK OPTION” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.22.  “OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.23.  “OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24.  “PARTICIPANT” means an Employee who has outstanding an Award granted under the Plan. The term Participant shall not include Nonemployee Directors.

2.25.  “PERFORMANCE-BASED EXCEPTION” means the performance-based compensation exception set forth in Code Section 162(m)(4)(C) from the tax deductibility limitations of Code Section 162(m).

2.25.1.  “PERFORMANCE SHARE” means a right granted pursuant to Article 8A to receive a specified number of Shares at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

2.25.2.  “PERFORMANCE UNIT” means a right granted pursuant to Article 8B to receive a specified amount of money at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

2.26.  “PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.27.  “PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

2.28.  “RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article 8 herein.

2.29.  “RETIREMENT” as applied to a Participant, means the Participant’s termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under the AmSouth Bancorporation Retirement Plan, under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan.

2.30.  “SHARES” means common stock of AmSouth Bancorporation, par value $1.00 per share.

2.31.  “STOCK APPRECIATION RIGHT” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.32.  “SUBSIDIARY” means any corporation, partnership, joint venture or other entity in which the Company directly or indirectly has a majority voting interest.

2.33.  “TANDEM SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

3.1.  THE COMMITTEE. The Plan shall be administered by the Executive Compensation and Benefits Committee of the Board, or by any other committee appointed by the Board to administer the Plan. Unless the Board determines otherwise, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision, and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the Treasury Regulations thereunder. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2.  AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, including Section 3.4, the Committee shall have full power and discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards under the Plan, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4). Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3.  DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4.  GRANTS TO NON-INSIDERS BY CHIEF EXECUTIVE OFFICER. To the extent permissible under governing rules and regulations, and, in particular, Sections 141(c) and 157(c) of the General Corporation Law of Delaware, the Chief Executive Officer of the Company shall have the authority to make and administer grants of Awards under this Plan to non-Insiders upon such terms and conditions as the Chief Executive Officer shall determine; provided, however, that the total number of Awards granted by the Chief Executive Officer each year shall be subject to approval by the Committee. The Chief Executive Officer shall not have authority to make or administer grants of Awards to Covered Employees.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1.  NUMBER OF SHARES AVAILABLE FOR GRANTS; MAXIMUM AWARDS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be thirty-nine million, two hundred eighty-one thousand, two hundred fifty (39,281,250). Notwithstanding the foregoing, the number of Shares of Restricted Stock granted pursuant to Article 8 herein plus the number of Shares that may be issued pursuant to Performance Shares and Performance Units shall not exceed an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan. Neither (a) Shares that are issued in respect of awards that the Corporation or a Subsidiary either assumes in, or substitutes for awards that were issued by another party (or its predecessor) in, a merger, consolidation, or acquisition or other transaction involving the Corporation or a Subsidiary, nor (b) Awards (other than Tandem SARs) that are settled in the form of cash, shall be counted against the foregoing number of Shares reserved for issuance under the Plan or the foregoing number of Shares that may be issued pursuant to Restricted Shares, Performance Shares and Performance Units. The maximum number of Shares with respect to which Options or SARs may be granted during any one fiscal year of the Corporation to any Employee, and the maximum aggregate number of Shares with respect to which any and all Awards (other than Options or SARs or Performance Units) that the Committee intends to qualify for the Performance-Based Exception may be granted in any one fiscal year of the Corporation to any single Covered Employee, shall each be nine hundred fifty thousand (950,000) Shares (prior to any adjustments for changes in capitalization after January 1, 2002 pursuant to Section 4.3 below) or, in the case of Awards other than Options or SARs or Performance Units, their equivalent in cash. No Employee may receive more than $4,000,000 (or the equivalent thereof in Shares) in payment of Performance Units that (I) the Committee intends to qualify for the Performance-Based Exception and (II) are granted in any one fiscal year of the Corporation. If, after Performance Shares or Performance Units are earned, the delivery of Shares or cash is deferred, any additional Shares or amounts attributable to dividends or earnings during the deferral period shall be disregarded in applying the foregoing per Employee limitations.

4.2.  LAPSED AWARDS. If any Award granted under this Plan is canceled, rescinded, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, if a Covered Employee’s Option is cancelled, the cancelled Option shall continue to be counted against the Section 4.1 maximum number of Shares with respect to which Options or SARs may be granted to such Covered Employee during the fiscal year of the Corporation in which the cancelled Option was granted.

4.3.  ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1.  ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board.

5.2.  ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount and terms and conditions of each Award.

ARTICLE 6. STOCK OPTIONS

6.1.  GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2.  AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3.  OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4.  DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5.  DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

6.6.    EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.7.  PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, provided that the Participant held such previously acquired Shares for at least six months or purchased such Shares on the open market, or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b). The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.8.  RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9.  TERMINATION OF EMPLOYMENT. Each Option, to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (i) the expiration of the Option period set forth in the Option Award Agreement; (ii) for ISOs, the expiration of three (3) months following the Participant’s Retirement (following the Participant’s Retirement, NQSOs shall terminate upon the expiration of the Option period set forth in the Option Award Agreement); (iii) the expiration of twelve (12) months following the Participant’s death or Disability; (iv) immediately upon termination for Cause; or (v) the expiration of thirty (30) days following the Participant’s termination of employment for any reason other than Cause, Change in Control, death, Disability, or Retirement. Upon a termination of employment related to a Change in Control, Options shall be treated in the manner set forth in Article 13.

6.10.  NONTRANSFERABILITY OF OPTIONS.

(a)
INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)
NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.11  REPRICING. Without the prior approval by the requisite vote of the stockholders of the Company entitled to vote thereon, no Options issued under the Plan will be repriced, replaced or regranted through cancellation, or by lowering the Option Price of a previously granted award.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1.  GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

7.2.  EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3.  EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4.  SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5.  TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6.  PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying: (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by (b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7.  RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).

7.8.  TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

7.9.  NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

8.1.  GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Restricted Shares may be granted in connection with payouts under other compensation programs of the Company.

8.2.  RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3.  TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4.  OTHER RESTRICTIONS. Subject to Article 9 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5.  VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.6.  DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.7.  TERMINATION OF EMPLOYMENT. Upon a Participant’s death, Disability, or Retirement, all Restricted Shares shall vest immediately subject to any limitations under Code Section 162(m). Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant’s employment with the Company in all other circumstances. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however, that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the employment termination.

ARTICLE 8A. PERFORMANCE SHARES

8A.1.  PERFORMANCE SHARE AWARDS. Subject to the terms and conditions of the Plan, the Committee may award any Employee the right to receive a specified number of Shares at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the Committee are satisfied (“Performance Shares”). The Committee may but need not provide that some but not all of the Performance Shares will be earned if the performance goal is partially attained.

8A.2.  PERFORMANCE GOALS AND RELATED MATTERS. The specified performance goal applicable to an award of Performance Shares may but need not consist, without limitation, of any one or more of the following: completion of a specified period of employment with the Company, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. Any provision of the Plan to the contrary notwithstanding, Performance Shares that are intended to qualify for the Performance-Based Exception shall (a) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2)) over a period of more than one year, which performance goals shall be based upon one or more of the performance measures set forth in Article 9, (b) otherwise be granted and administered in accordance with the applicable requirements of Code Section 162(m)(4)(C) and the Treasury Regulations thereunder, and (c) be subject to such other terms and conditions as the Committee may impose. The performance goal applicable to awards of Performance Shares, and the other terms and conditions of such awards, need not be the same for each award or each Participant.

8A.3.  FORM AND TIME OF SETTLEMENT. Performance Shares may be settled in the form of Shares or cash equal to the Fair Market Value of the Shares that would otherwise be delivered or a combination of both Shares and such cash, as the Committee may provide. Shares (or their cash equivalent) that are earned pursuant to a Performance

Share Award may be delivered when the Shares are earned or at such other time or times as the Committee may provide, and may accrue amounts equivalent to dividends (which may but need not be deemed reinvested in Shares and settled in the form of Shares or cash, as the Committee may provide) prior to being delivered.

8A.4.  ACCELERATION. The Committee may but need not provide that, if the Participant’s death or Disability, a Change in Control, or another circumstance or event specified by the Committee occurs before the performance goal applicable to an award of Performance Shares is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Shares will be earned in whole or in part (as the Committee may specify); provided that, with respect to Performance Shares that are intended to qualify for the Performance-Based Exception, the foregoing provisions of this Section 8A.4. shall apply only if and to the extent that they will not prevent such Performance Shares from qualifying for the Performance-Based Exception if the performance goal applicable to such Performance Shares is attained and the Participant’s death or Disability, a Change in Control, or any such other circumstance or event specified by the Committee does not occur.

8A.5.  TERMINATION OF EMPLOYMENT. The Committee may but need not provide for a Participant’s Performance Shares to be forfeited in whole or in part if such Participant’s employment by the Company terminates for any reason before Shares (or cash) are delivered in full settlement of such Performance Shares.

8A.6.  NON-TRANSFERABILITY. Except as otherwise provided in a Participant’s Performance Share Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

8A.7.  PERFORMANCE SHARE AGREEMENT. The terms and conditions of each award of Performance Shares shall be set forth in a written agreement signed by an officer of the Corporation authorized to do so.

ARTICLE 8B. PERFORMANCE UNITS

8B.1.  PERFORMANCE UNIT AWARDS. Subject to the terms and conditions of the Plan, the Committee may award any Employee the right to receive a specified amount of money at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the Committee are satisfied (“Performance Unit”). The Committee may but need not provide that some but not all of the specified amount of money will be earned if the performance goal is partially attained.

8B.2.  PERFORMANCE GOALS. The specified performance goal applicable to an award of Performance Units may but need not consist, without limitation, of any one or more of the following: completion of a specified period of employment with the Company, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. Any provision of the Plan to the contrary notwithstanding, Performance Units that are intended to qualify for the Performance-Based Exception shall (a) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2)) over a period of more than one year, which performance goals shall be based upon one or more of the performance measures set forth in Article 9, (b) otherwise be granted and administered in accordance with the applicable requirements of Code Section 162(m)(4)(C) and the Treasury Regulations thereunder, and (c) be subject to such other terms and conditions as the Committee may impose. The performance goal applicable to awards of Performance Units, and the other terms and conditions of such awards, need not be the same for each award or each Participant.

8B.3.  FORM AND TIME OF SETTLEMENT. Performance Units may be settled in the form of cash or Shares of equivalent Fair Market Value on the date on which cash would otherwise be paid or a combination of both cash and such Shares, as the Committee may provide. Cash (or the Share equivalent) that is earned pursuant to a Performance Unit Award may be paid when it is earned or at such other time or times as the Committee may provide, and may accrue amounts equivalent to interest or dividends (which may but need not be deemed reinvested in Shares and settled in the form of Shares or cash, as the Committee may provide) or another investment return specified by the Committee prior to being paid.

8B.4.  ACCELERATION. The Committee may but need not provide that, if the Participant’s death or Disability, a Change in Control, or another circumstance or event specified by the Committee occurs before the performance goal applicable to an award of Performance Units is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Units will be earned in whole or in part (as the Committee may specify); provided that, with respect to Performance Units that are intended to qualify for the Performance-Based Exception, the foregoing provisions of this Section 8B.4. shall apply only if and to the extent that they will not prevent such Performance Units from qualifying for the Performance-Based Exception if the performance goal applicable to such Performance Units is attained and the Participant’s death or Disability, a Change in Control, or any such other circumstance or event specified by the Committee does not occur.

8B.5.  TERMINATION OF EMPLOYMENT. The Committee may but need not provide for a Participant’s Performance Units to be forfeited in whole or in part if such Participant’s employment by the Company terminates for any reason before cash (or Shares) are delivered in full settlement of such Performance Units.

8B.6.  NON-TRANSFERABILITY. Except as otherwise provided in a Participant’s Performance Unit Agreement, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

8B.7.  PERFORMANCE UNIT AGREEMENT. The terms and conditions of each award of Performance Units shall be set forth in a written agreement signed by an officer of the Corporation authorized to do so.

ARTICLE 9. PERFORMANCE MEASURES

Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

(a)	Net Income;

(b)	Return on Equity;

(c)	Earnings per Share;

(d)	Return on Assets;

(e)	Total Shareholder Return; and

(f)	Return on Investment.

Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a consolidated, Corporation, subsidiary or business unit basis, may but need not be in comparison with peer group performance, and may include or exclude discontinued operations, unusual items, non-recurring items, and extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m)(4)(C).

ARTICLE 10. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 11. DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12. RIGHTS OF EMPLOYEES

12.1.  EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

12.2.  PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. CHANGE IN CONTROL

13.1.  TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

(b)
Any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 8.4 herein shall be determined in the manner set forth in Section 8.7 herein.

The effect, if any, of a Change in Control on outstanding awards of Performance Shares and Performance Units shall be determined in accordance with Sections 8A.4 and 8.B.4, respectively.

13.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.

ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION

14.1.  AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 13.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon. The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

14.2.  ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may only be adjusted to the extent permissible under Code Section 162(m).

14.3.  AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

14.4.  COMPLIANCE WITH CODE SECTION 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

ARTICLE 15. WITHHOLDING

15.1.  TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2.  SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon payments relating to Performance Shares and Performance Units or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined up to the minimum statutory federal and state tax, including payroll taxes, required to be withheld on the transaction. All such elections shall be made in writing, signed by Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 16. INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

ARTICLE 17. SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

ARTICLE 18. LEGAL CONSTRUCTION

18.1.  GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2.  SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3.  REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4.  SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.5. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, and the validity, interpretation and construction thereof, and the rights of all persons having or claiming to have any rights thereunder, shall be determined exclusively in accordance with and governed by the laws of the state of Delaware, without giving effect to the conflicts of laws principles of that state. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

18.6.  PLAN NON-EXCLUSIVE. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or awards to officers, directors or employees of the Company, or to any class or group of such persons (including without limitation Employees), which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, stock incentive, stock option, stock purchase, retirement, pension or group insurance plan.

AMSOUTH BANCORPORATION
C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMSOUTH BANCORPORATION, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding Delivery of Shareholder Documents

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

AMBANP

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMSOUTH BANCORPORATION

The Board of Directors unanimously recommends a vote FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, and AGAINST Proposal 4.

DIRECTORS' PROPOSALS - DIRECTORS RECOMMEND A VOTE "FOR"

Election of Directors

Proposal 1. Nominees:
01) J. Harold Chandler
02) James E. Dalton, Jr.
03) Earnest W. Deavenport, Jr.
04) Elmer B. Harris
05) James R. Malone

For All	Withhold All	For All Except
▢	▢	▢

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

____

	For	Against	Abstain
Proposal 2. Approval of the material terms of the Executive Incentive Plan, as amended.	▢	▢	▢
Proposal 3. Approval of the 1996 Long Term Incentive Compensation Plan, as amended.	▢	▢	▢

SHAREHOLDER PROPOSAL - DIRECTORS RECOMMEND A VOTE "AGAINST"

	For	Against	Abstain
Proposal 4. Approval of Shareholder Proposal	▢	▢	▢

HOUSEHOLDING OPTION

Mark "FOR" to enroll this account to receive certain future security holder documents in a single package per household. Mark "AGAINST" if you do not want to participate. See enclosed notice on reverse.

For	Against
▢	▢

If you have Address Change or Comments, please check the box to the right, and note on the reverse side. ▢

If you plan on attending the Annual Meeting, please check the box to the right. ▢

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules that permit companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more investors sharing the same address, subject to certain conditions. The "householding" rules will provide greater convenience for investors and cost savings for companies by reducing the number of duplicate documents that investors receive.

Implementation and Consent

Unless we receive contrary instructions, if you have the same last name or are a member of the same family as any other investor who shares the same address, your household will receive only one copy of AmSouth's annual report, proxy statement and other disclosure documents, although you will receive a separate proxy card for each investor in the household. This program began June 1, 2001.

Withholding Consent

If you wish to continue receiving separate annual reports and proxy statements for each household account, you must check the appropriate box on the reverse side of this proxy card.

Revoking and Duration of Consent

If you choose to revoke your consent to the householding program at a future date, you may do so by writing to Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288. You may also call us at 205-326-4801 to revoke your consent. We will remove you from the householding program within 30 days of receipt of your revocation of your consent. If we do not receive instructions to remove your account from this service, your account will continue to be "householded" until we notify you otherwise. However, if at any time you would like a separate copy of the annual report or proxy statement, please write or call us at the address or phone number shown above, and we will deliver it promptly.

AmSouth encourages your participation in this program. It not only allows us to reduce costs, but is more environmentally friendly by reducing the unnecessary use of materials.

March 11, 2002.

PROXY CARD

AMSOUTH BANCORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen A. Yoder, T. Kurt Miller and Carl L. Gorday, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of AmSouth Bancorporation held of record by the undersigned at the Annual Meeting of Shareholders to be held on Thursday, April 18, 2002, and at any adjournments thereof. This card also provides voting instructions for shares held in the AmSouth Bancorporation Thrift Plan and/or the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan, and held of record by the trustee and agent of such plans. **If no directions are given, the proxies will vote for the election of all nominees and for Proposals 2 and 3 and against Proposal 4. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve, and (ii) on any other matter that may properly come before the meeting.**

Please sign exactly as name or names appear on this proxy. When signing as attorney, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

(continued, and to be signed, on other side)

Address Changes/Comments:

____

____

____

(If you noted Address Changes/Comments above, please mark the corresponding box on the reverse side.)

AMSOUTH BANCORPORATION
C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMSOUTH BANCORPORATION, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

AMBANN — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMSOUTH BANCORPORATION

The Board of Directors unanimously recommends a vote FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, and AGAINST Proposal 4.

DIRECTORS' PROPOSALS - DIRECTORS RECOMMEND A VOTE "FOR"

Election of Directors

	For All	Withhold All	For All Except	
Proposal 1. Nominees: 01) J. Harold Chandler 02) James E. Dalton, Jr. 03) Earnest W. Deavenport, Jr. 04) Elmer B. Harris 05) James R. Malone	☐	☐	☐	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below. ________

	For	Against	Abstain
Proposal 2. Approval of the material terms of the Executive Incentive Plan, as amended.	☐	☐	☐
Proposal 3. Approval of the 1996 Long Term Incentive Compensation Plan, as amended.	☐	☐	☐

SHAREHOLDER PROPOSAL - DIRECTORS RECOMMEND A VOTE "AGAINST"

	For	Against	Abstain
Proposal 4. Approval of Shareholder Proposal	☐	☐	☐

If you have Address Change or Comments, please check the box to the right, and note on the reverse side. ☐

If you plan on attending the Annual Meeting, please check the box to the right. ☐

Signature [PLEASE SIGN WITHIN BOX] ______ Date ______

Signature (Joint Owners) ______ Date ______

AMSOUTH BANCORPORATION

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

By Order of the Board of Directors

Stephen A. Yoder
Secretary

PROXY CARD

AMSOUTH BANCORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen A. Yoder, T. Kurt Miller and Carl L. Gorday, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of AmSouth Bancorporation held of record by the undersigned at the Annual Meeting of Shareholders to be held on Thursday, April 18, 2002, and at any adjournments thereof. This card also provides voting instructions for shares held in the AmSouth Bancorporation Thrift Plan and/or the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan, and held of record by the trustee and agent of such plans. **If no directions are given, the proxies will vote for the election of all nominees and for Proposals 2 and 3 and against Proposal 4. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve, and (ii) on any other matter that may properly come before the meeting.**

Please sign exactly as name or names appear on this proxy. When signing as attorney, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

(continued, and to be signed, on other side)

Address Changes/Comments:

____

____

____

(If you noted Address Changes/Comments above, please mark the corresponding box on the reverse side.)

APPENDIX TO PROXY STATEMENT

AMSOUTH BANCORPORATION
EXECUTIVE INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSES

1.1
By this document AmSouth Bancorporation (further referenced as “AmSouth” or the “Corporation”) restates, effective for Plan Years beginning on or after January 1, 1998, the AmSouth Bancorporation Executive Incentive Plan (the “Plan”).

1.2	The purposes of the Plan are:

A.	To optimize AmSouth’s profitability and growth consistent with its goals and objectives.

B.
To optimize retention of a highly competent executive management group by providing Participants short-term incentive compensation, which, when combined with base salary, long-term incentive compensation, and benefits, is fully competitive with other Peer Banks.

C.	To pay incentive awards within the Plan that correlate well with the relative contributions made by Participants.

D.	To encourage teamwork and involvement on the part of Participants by connecting the major portion of the incentives paid to the performance of AmSouth as a whole.

E.
To encourage accountability on the part of Participants by connecting a portion of the incentives paid to the performance results of the specific organizational units for which the Participants are responsible.

ARTICLE II
CERTAIN DEFINITIONS

2.10
“Award” means the cash determined under this Plan to be due to a Participant as a result of performance during a Plan Year, which shall be paid, or the payment of which may be deferred, as provided in this Plan.

2.11	“Award Date” means that date, as soon as practicable after the applicable performance evaluations are completed, on which awards are paid, or deferred as the case may be.

2.12	“Base Compensation” means the base salary of a Participant in effect at the beginning of the Plan Year.

2.13
“Beneficiary” means the beneficiary named by a Participant in writing filed with Corporate Human Resources. If a Participant does not wish to name a Beneficiary, the Beneficiary under this Plan will be the same as his or her beneficiary under the AmSouth Bancorporation Thrift Plan, or any successor thereto, in effect on the date of the Participant’s death.

2.14
“Committee” means the Executive Compensation Committee of the Board of Directors of AmSouth Bancorporation or any successor thereto performing similar functions. This Committee administers and interprets the Plan; any decision made by the Committee is final and binding on the Participant and the Participant’s Beneficiary.

2.15
An “Officer/Director” is an employee who holds a position as one of the most senior officers of AmSouth, is a member of the Corporate Management Committee, and is also a member of the AmSouth Bancorporation Board of Directors.

2.16	A “Participant” is an AmSouth Officer/Director or Senior Executive who is approved each year by the Committee to participate with respect to the next Plan Year.

2.17	“Peer Banks” are bank holding companies comparable to AmSouth the asset sizes of which range from one half to two times the asset size of AmSouth.

2.18	“Plan Year” means a calendar year.

2.19	A “Senior Executive” is an officer who manages a major group, division, or area and is a member of the Corporate Management Committee, but who is not an Officer/Director.

ARTICLE III
PARTICIPATION

A Participant will not be qualified to receive an Award for a Plan Year unless he or she was approved for entry into the Plan by the Committee and is still working for AmSouth on the Award Date for that Plan Year. However, retirement, death, disability or an approved leave of absence will not disqualify a Participant; rather, a prorated payment, based on the time worked during the Plan Year, will be made to the Participant or to his or her Beneficiary, as the case may be. If a Participant leaves AmSouth’s employ for any other reason, the Committee may, in its sole discretion, make an Award to him or her of a prorated payment based on the time worked during the Plan Year.

ARTICLE IV
DETERMINATION OF AWARDS

4.1
Goals will be set for AmSouth and goals will be set for each Participant based on the business unit that he or she manages. The major portion of the incentives paid (100% in the case of Officer/Directors) will be based on the performance results of AmSouth as a whole to encourage teamwork on the part of each Management Committee member. In addition, for Senior Executive Participants, a portion of the incentives paid will be based on the performance results of the Participant’s specific organizational unit managed to encourage an appropriate degree of individual focus.

4.2
The importance of sound goal setting is critical to the success of this Plan. The goal setting process will be directly connected to the annual business plan and resulting budget, and will begin at the top of the Corporation. Goals for performance purposes under this Plan may include one or more of the following in any given year:

•	Earnings per share

•	Return on Average Assets

•	Return on Average Equity

•	Credit Quality Measures

•	Efficiency Ratio

•	Loan Growth

•	Deposit Growth

•	Non-Interest Revenue Growth.

The corporate goals for AmSouth and the weightings placed on each will be approved by the Committee at the beginning of each Plan Year. The corporate goals will become the entire goals for any Officer/Director in the Plan and the major goals for the remaining Participants in the Plan. In addition, the remaining Participants in the Plan also will have goals approved by the Chief Executive Officer for their units managed. The goals for the individually managed units will support (in the case of staff support executives) or add up to (in the case of line delivery executives) the goals for the Corporation.

The corporate goals and the individual unit goals will both be weighted. The corporate goals will receive the heavier weighting and the two weightings will total 100%. Once determined, goals for all Senior Executive Participants will be documented on the Executive Incentive Plan Goal Setting and Evaluation Form.

4.3
A “corporate rating” will be determined at year end based on the Committee’s evaluation of the Corporation’s results against the annual goals approved by the Committee at the beginning of the Plan Year. The corporate rating can range from 0.0 to 2.0, with 1.0 basically representing goal attainment. This rating will apply to the Officer/Director Participants. For other Participants (Senior Executives), results will be evaluated against goals established for their units at the beginning of the Plan Year. One of the following five general achievement levels will apply for each goal resulting in a performance rating from 0.0 to 2.0.

PERFORMANCE CATEGORIES	PERFORMANCE DESCRIPTION	PERFORMANCE RATING RANGE
Outstanding	Significantly Exceeded Goals	1.6 – 2.0
More Than Expected	Exceeded Goals	1.2 – 1.5
Expected	Met Goals	0.9 – 1.1
Needs Improvement	Fell Short of Goals	0.6 – 0.8
Unacceptable	Significantly Fell Short of Goals	0.0 – 0.5

Performance under the Plan will be rated at mid-year and at year-end utilizing an Executive Incentive Plan Goal Setting and Evaluation Form. The ratings will be weighted and the heavier weighted corporate rating will be added to the lesser weighted rating for the Participant’s assigned unit to determine the overall rating.

4.4
A “base bonus opportunity” (BBO) will be set for each Participant as a percent of Base Compensation by referencing Peer Bank market data on an annual basis. This will represent the percentage payout associated with the overall basic achievement of established goals at both the corporate and the Participant’s specific organizational unit levels. An overall performance rating ranging from 0.0—2.0 will determine the tentative payout percentage for a Participant. A rating of 1.0 will basically indicate that goals have been achieved and that 100% of the BBO will be the payout percentage for a Participant.

Overall performance ratings above or below 1.0 can cause the payout percentage to be as high as 200% of the BBO or as low as 0%. The actual calculation of the payout percentage is performed by multiplying the BBO by the overall performance rating.

4.5
The actual Awards will be determined for Officer/Directors based on the corporate rating assigned by the Committee, the BBO’s, and the Base Compensation. The actual awards for Senior Executive Participants will be determined based on the weighted combined corporate rating and individual unit performance ratings recommended by the Chief Executive Officer, the BBO’s, and the Base Compensation. The maximum amount which may be paid to a Participant for any given Plan Year under this Plan is $3,000,000. Notwithstanding the foregoing, the Committee may exercise downward discretion with respect to payouts under this Plan.

ARTICLE V
DISTRIBUTION OF AWARDS

Unless a Participant has elected to defer receipt of his or her Award under Article VI, the Award will be paid in the form of a cash bonus. However, if a Participant dies prior to the Award Date, the designated Beneficiary will be paid the amount of the Award in a single cash sum whether or not the Participant has made an election to defer any part or all of the Award as provided for in Article VI.

All Awards will be paid on an annual basis within 90 days of the end of the Plan Year and will be net of any required federal, FICA, state or local tax withholdings.

ARTICLE VI
ELECTIONS

6.1
Before the beginning of each Plan Year, each Participant, may elect to defer his or her Award, if any, for the upcoming year, pursuant to the terms of the AmSouth Bancorporation Deferred Compensation Plan.

ARTICLE VII
MISCELLANEOUS

7.1	AmSouth will not under any circumstances make any payment under this Plan to any assignee or creditor of a Participant or of his or her Beneficiary.

Before a Participant actually receives a payment under this Plan, neither he or she, nor a designated Beneficiary, has any right, even in anticipation of receiving a payment, to assign, pledge, grant a security interest in, transfer or otherwise dispose of any interest under this Plan. Furthermore, a Participant’s rights cannot be assigned or transferred even by operation of law.

7.2	This Plan gives the Participant no right to be retained in AmSouth’s employment.

7.3
The Committee can end or change this Plan at any time. However, neither the Committee nor the Board of Directors of AmSouth Bancorporation can take away any Award which a Participant has already been paid or which a Participant has deferred, or any Award a Participant might receive for the Plan Year when the Committee acts.

7.4	This Plan is to be governed and interpreted as provided in the laws of the State of Alabama.

7.5
Neither an executive nor any officer or employee of AmSouth Bancorporation or any of its subsidiaries has any claim or right to be included in the Plan or to be granted an Award unless and until (i) he or she has become a Participant for the Plan Year in question and (ii) his or her Award has been made.